Exhibit 10.1

HSBC

23 January 2024

To: The Borrower and the Lender

DIODES HONG KONG LIMITED -a AMENDMENT DEED DATED 30 DECEMBER 2023 (the

Ame Deed") - Conditions Precedent to Effective Date

We refer to the Amendment Deed. Terms defined in the Amendment Deed have the same meaning when used herein.

Pursuant to Clause 2.2 (Conditions precedent to Effective Date) of the Amendment Deed, we are pleased to advise that we have received a copy of the items listed in Schedule 1 to the Amendment Deed in form and substance satisfactory to the Agent (acting on the instructions of the Lender). As such, the Effective Date is 23 January 2024.

If you have any query, please do not hesitate to contact Carmen Chien at (852) 2288 7831 or email:

carmen .k.m .ch ien@hsbc.com.hk.

The Hongkong and Shanghai Banking Corporation Limited Issuer Services

L24, HSBC Main Building, I Queen's Road Central, Hong Kong

Fax: (852) 3478 9198

Web:mnv.hsbccom.hk+

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Yours faithfully,

For and on behalf of

The Hongkong and Shanghai Banking Corporation Limited as Agent

Carmen Chien

Transaction Management, Issuer Services

Amendment Deed

Dated ____30______________ December 2023

The Hongkong and Shanghai Banking Corporation Limited (“Agent”)

The Hongkong and Shanghai Banking Corporation Limited (the “Lender”)

Diodes Hong Kong Limited (“Borrower”)

Diodes Incorporated (“Parent”)

King & Wood Mallesons

Level 61

Governor Phillip Tower

1 Farrer Place

Sydney NSW 2000

Australia

T +61 2 9296 2000

F +61 2 9296 3999 DX 113 Sydney

www.kwm.com

ANM:ARD: 602-0090658

Amendment Deed Contents

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Details 1

General terms 3

1 1.1 1.2 1.3 1.4 1.5 1.6 1.7	Definitions Facility Agreement defined terms Definitions This deed to prevail General consent Agent’s capacity Finance Document Third party rights	3 3 3 3 3 3 4 4
2 2.1 2.2	Effect of this deed No effect until Effective Date Conditions precedent to Effective Date	4 4 4
3 3.1 3.2	Amendments Amendments Amendments not to affect validity, rights, obligations	4 4 4
4 4.1 4.2 4.3 4.4	Confirmations and acknowledgments Confirmation of Commitments Confirmation and acknowledgments Security continues Parent Guarantee	5 5 5 5 5
5	Refinancing Fee	5
6 6.1 6.2 6.3 6.4 6.5 6.6 6.7 6.8 6.9 6.10 6.11 6.12 6.13 Schedule 1 Schedule 2 Signing page Annexure A	General Inconsistent law Rights and obligations are unaffected Variation and waiver References Costs and expenses Consideration Governing law Enforcement Service of process Further assurances Attorneys Counterparts Entire agreement - Conditions Precedent – Commitments - Amended Facility Agreement	6 6 6 6 6 6 6 6 6 7 7 7 7 7 8 10 11 15

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Amendment Deed

Details

Parties	Lender, Borrower, the Parent and Agent
Lender	Name	The Hongkong and Shanghai Banking Corporation Limited
	Address	Level 9, HSBC Main Building 1 Queen's Road Central Hong Kong
	Email	rosannamak@hsbc.com.hk
	Attention	Rosanna Mak, Commercial Banking, International Subsidiary Banking
Borrower	Name	Diodes Hong Kong Limited
	Company number	1168572
	Address	Unit 1405-1406 Dominion Centre 43-59 Queen’s Road East Wanchai Hong Kong
	Fax	+852 22433998
	Attention:	Board of Directors
Parent	Name	Diodes Incorporated
	Company number	683514

Amendment Deed

Amendment Deed

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Mallesons

Address	4949 Hedgcoxe Road, Suite 200 Plano, TX 75024 United States of America
Fax	+972 731 3510
Attention:	Board of Directors

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Agent	Name	The Hongkong and Shanghai Banking Corporation Limited
	Address	Level 24, HSBC Main Building 1 Queen's Road Central Hong Kong
	Fax	+852 3478 9198
	Attention:	Issuer Services

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Date of deed See Signing page

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Amendment Deed

General terms

1 Definitions

1.1 Facility Agreement defined terms

Unless the context otherwise requires or the relevant term is defined in this document, terms defined in (or incorporate by reference to) the Facility Agreement have the same meaning in this deed.

1.2 Definitions

In this deed:

Agent means the person so described in the Details.

Borrower means the person so described in the Details.

Details means the section of this deed entitled “Details”.

Drawn Commitment means the Lender’s participation in any outstanding Loans.

Effective Date means the date on which the Agent (acting on the instructions of the Lender) notifies the other parties to this deed that each of the conditions precedent described in clause 2.2 (“Conditions precedent to Effective Date”) have been satisfied or otherwise waived.

Facility Agreement means the Facility Agreement dated 22 January 2021 and originally between, amongst others, the Borrower, each Original Lender (as defined therein) and the Agent, as amended from time to time.

June 2022 Amending Deed means the deed amending the Facility Agreement between the Agent, the Borrower and the Parent dated 2 June 2022.

Lender means the person so described in the Details.

Parent means the person so described in the Details.

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Parent Guarantee means the guarantee and indemnity and other obligations of the Parent as set out in clause 4 of the June 2022 Amending Deed.

1.3 This deed to prevail

The parties agree that the provisions of this deed prevail to the extent of any inconsistency with any Finance Document.

1.4 General consent

Each party consents to the execution of, and performance of obligations under, this deed by the other parties to it.

1.5 Agent’s capacity

The Agent enters into this deed with the consent of each Lender in accordance with clause 33.1(“Required consents”) of the Facility Agreement.

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1.6 Finance Document

The Borrower and the Agent agree this document is a Finance Document.

1.7 Third party rights

Clause 1.4 (“Third party rights”) of the Facility Agreement applies as if set out in full in this deed.

2 Effect of this deed

2.1 No effect until Effective Date

(a) Subject to paragraph (b), this deed is of no force or effect until the Effective Date.

(b) Clauses 1 (“Definitions”), 2 (“Effect of this deed”), 4 (“Confirmation and acknowledgments”) and 6 (“General”) take effect on execution of this deed by all parties.

2.2 Conditions precedent to Effective Date

(a) Following receipt by the Agent of every item listed in Schedule 1 in a form and substance satisfactory to the Agent (acting on the instructions of the Lender), the Agent will as soon as reasonably practicable issue a notice confirming the “Effective Date” to all parties to this deed.

(b) Each party responsible for providing an item listed in Schedule 1 marked with an * in the column titled “Form” shall promptly deliver an original of that item to the Agent following the Effective Date.

3 Amendments

3.1 Amendments

On and from the Effective Date the Facility Agreement is amended and restated as set out in Annexure A to this deed.

3.2 Amendments not to affect validity, rights, obligations

The amendments to the Facility Agreement in this clause do not affect the validity or enforceability of the Facility Agreement or any other Finance Document and nothing in this clause:

(a) prejudices or adversely affects any right, power, authority, discretion or remedy arising under any Finance Document before the date of this deed; or

(b) discharges, releases or otherwise affects any liability, Security, guarantee or obligation arising under any Finance Document before the date of this deed.

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4 Confirmations and acknowledgments

4.1 Confirmation of Commitments

The parties acknowledge that, as a consequence of the amendments to the Facility Agreement, the Lender’s Commitment and Drawn Commitment on the Effective Date are as set out in Schedule 2.

4.2 Confirmation and acknowledgments

Each party:

(a) consents to, and approves of, the amendment of the Facility Agreement by or in accordance with this deed;

(b) confirms that, other than as provided for in clauses 3 (“Amendments”), no amendments have been made to any Finance Documents and the Finance Documents to which it is a party remain in full force and effect; and

(c) confirms that it is bound by the Finance Documents to which it is a party as amended by or in accordance with this deed.

4.3 Security continues

The Borrower acknowledges that:

(a) its obligations under the Transaction Security Documents remain valid, binding on it and enforceable against it, in accordance with their terms;

(b) its obligations under or any liability arising under the Transaction Security Document are not discharged, affected or released by this deed; and

(c) the “Secured Liabilities” includes any amount payable under the Facility Agreement as amended by this deed.

4.4 Parent Guarantee

The Parent acknowledges that:

(a) its obligations under the Parent Guarantee remain valid, binding on it and enforceable against it, in accordance with their terms;

(b) its obligations under or any liability arising under the Parent Guarantee are not discharged, affected or released by this deed; and

(c) the obligations guaranteed under the Parent Guarantee include any amount payable under the Facility Agreement as amended by this deed.

5 Refinancing Fee

The Borrower agrees to pay a refinancing fee to the Agent (for the account of the Lender) in an aggregate amount equal to 0.15% of the Lender’s Commitment as

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at the Effective Date, being the amount of US$135,000.00. No refinancing fee is payable unless and until Effective Date occurs.

6 General

6.1 Inconsistent law

To the extent permitted by law, this deed prevails to the extent it is inconsistent with any law.

6.2 Rights and obligations are unaffected

Rights given to a party under this deed and other party’s liabilities under it are not affected by anything which might otherwise affect them at law.

6.3 Variation and waiver

A provision of this deed, or right created under it, may not be waived or varied except in writing signed by the party or parties to be bound.

6.4 References

On and from the date of this deed, any reference in any Finance Document (other than this deed) to a Finance Document which is amended by this deed is a reference to that Finance Document as amended by or in accordance with this deed.

6.5 Costs and expenses

Clause 16 (“Costs and Expenses”) of the Facility Agreement applies as if set out in full in this deed and, for the avoidance of doubt, applies to the reasonable costs and expenses paid or incurred of the Agent and Security Agent in connection with the negotiation, preparation, printing, execution and entry into of this deed.

6.6 Consideration

Each party enters into this deed for good and valuable consideration, receipt of which is hereby acknowledged.

6.7 Governing law

This deed is governed by the law in force in the place specified in the Details.

6.8 Enforcement

(a) The courts of Hong Kong have exclusive jurisdiction to settle any dispute arising out of or in connection with this deed (including any dispute regarding the existence, validity or termination of this deed) (a "Dispute").

(b) The parties agree that the courts of Hong Kong are the most appropriate and convenient courts to settle Disputes and accordingly no party will argue to the contrary.

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(c) Notwithstanding paragraphs (a) and (b) above, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance

Parties may take concurrent proceedings in any number of jurisdictions.

6.9 Service of process

Without prejudice to any other mode of service allowed under any relevant law, the Parent:

(a) irrevocably appoints the Borrower as its agent for service of process in relation to any proceedings before the Hong Kong courts in connection with any Finance Document; and

(b) agrees that failure by a process agent to notify the Parent of the process will not invalidate the proceedings concerned.

The Parent and the Borrower each expressly agree and consent to the provisions of this clause 6.9.

6.10 Further assurances

Each party must do all things and execute all further documents necessary to give full effect to this deed.

6.11 Attorneys

Each of the attorneys (if any) executing this deed states that the attorney has no notice of the revocation of the power of attorney appointing that attorney.

6.12 Counterparts

This deed may consist of a number of copies, each signed by one or more parties to the deed. If so, the signed copies are treated as comprising one document.

6.13 Entire agreement

This deed constitutes the entire agreement of the parties about its subject matter and supersedes all previous agreements, understandings and negotiations on that subject matter.

EXECUTED as a deed

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Schedule 1 - Conditions Precedent

Conditions to Effective Date

Each item must be in form and substance satisfactory to the Agent (acting on the instructions of the Lender).

	Item	Form	Required for
1	This deed fully signed and, if necessary and required by the Agent, stamped (or satisfactory arrangements made for stamping) and with all documents required to register this deed (if applicable)	Electronic scanned copy *	Borrower
2

A copy of a resolution of the board of directors of the Borrower approving the terms of, and the transactions contemplated by, this deed and resolving that it executes, delivers and performs this deed and those transactions..

		Electronic scanned copy	Borrower
3

A certificate from the Borrower (signed by a director) confirming that borrowing, or securing, as appropriate, the Total Commitments would not cause any borrowing or securing or similar limit binding on it to be exceeded.

		Electronic scanned copy *	Borrower
4

A certificate of an authorised signatory of the Borrower certifying that each copy document relating to it specified in this Schedule 1 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement and that there has been no change to the constitutional documents of the Borrower since last delivered to the Agent.

		Electronic scanned copy *	Borrower
5	A legal opinion in relation to Hong Kong law from King & Wood Mallesons addressed to the Agent, the Security Agent and the Lender.	Electronic scanned copy	Not applicable

6	A legal opinion in relation to the Parent	Electronic	Not applicable
from Greenberg Traurig, LLP addressed scanned copy

to the Agent, the Security Agent and the

Lender.
7	The Agent has received from the Borrower the accrued interest payable on the Facility as at the Effective Date.	Factual	Not applicable
8

A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by this deed.

		Electronic scanned copy	Borrower
9	Evidence that the fees, costs and expenses then due from the Borrower pursuant to clause 5 (“Refinancing fee”) and clause 6.5 (Costs and expenses) have been paid.	Factual	Borrower

Schedule 2 – Commitments

Continuing Lender	Commitment (US$)	Drawn Commitment (US$)	Unutilised Commitment (US$)
The Hongkong and Shanghai Banking Corporation Limited	90,000,000	Nil	90,000,000
Totals	90,000,000	Nil	90,000,000

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Amendment Deed

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Signing page

DATED: Dec 30, 2023

BORROWER

EXECUTED AS A DEED by **DIODES HONG KONG LIMITED** in accordance with section 127(3) of the Companies Ordinance (Cap. 622 of the Laws of Hong Kong) by authority of its directors:))))))))

.... Signature of director	.... Signature of director/company secretary* *delete whichever is not applicable
MAK MAN SUEN REGGIE Name of director (block letters)	.... Name of director/company secretary* (block letters) *delete whichever is not applicable

Address: Units 326-332 3/F Core Building 2
1 Science Park West Avenue
HK Science Park
Pak Shek Kok NT
Hong Kong

Fax: +852 22433998

Attention: Board of Directors

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PARENT

SIGNED, SEALED AND DELIVERED AS A DEED on behalf of **DIODES INCORPORATED**, a company incorporated in Delaware, by **BRETT R. WHITMIRE** being a person who, in accordance with the laws of that place, is acting under the authority of the company in his capacity as CFO of the company in the presence of:

L.S.

....
Signature of witness

ZECHARIAH FENG
Name of witness (block letters)

4949 Hedgcoxe Road, Suite 200
Plano, TX 75024 USA
Address of witness

....
By executing this document the signatory warrants that the signatory is duly authorised to execute this document on behalf of DIODES INCORPORATED

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DocuSign Envelope ID: 257799F2-BBC7-406F-8FCF-07912A6CD3C4

THE AGENT

SIGNED, SEALED and **DELIVERED**
as a **DEED** for and on behalf of
THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED by
its duly appointed attorney
Carmen CHIEN
Vice President
....
pursuant to a Deed of Appointment of
Substitute Attorney dated ~~8 February 2022~~ 17 November 2023 in the presence of:

L.S.

____

Name: Helen MOK

Occupation: Vice President

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Walter W Y Chan

Walter W Y Chan

HEAD OF INSURANCE AND INVESTMENT, CMB HONG KONG

AMH-CMB INS&INV -I&I

Annexure A - Amended Facility Agreement

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Amendment Deed

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Execution Version

US$90,000,000

FACILITY AGREEMENT

Dated 22 January 2021

as amended on or about 26 March 2021, 31 December 2021, 2 June 2022, 30 December 2022 and on the Amendment Deed Effective Date

for

DIODES HONG KONG LIMITED

arranged by

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED with

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

acting as Agent and

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

acting as Security Agent

KING & WOOD MALLESONS

Level 61

Governor Phillip Tower
SECTION 1 INTERPRETATION	1
1. Definitions and Interpretation	1
SECTION 2 THE FACILITY	23
2. The Facility	23
3. Purpose	23
4. Conditions of Utilisation	24
SECTION 3 UTILISATION	25
5. Utilisation	25
SECTION 4 REPAYMENT, PREPAYMENT AND CANCELLATION	27
6. Repayment	27
7. Prepayment and Cancellation	28
SECTION 5 COSTS OF UTILISATION	31
8. Interest	31
9. Interest Periods	32
10. Changes to the Calculation of Interest	32
11. Fees	34
SECTION 6 ADDITIONAL PAYMENT OBLIGATIONS	36
12. Tax Gross-up and Indemnities	36
13. Increased Costs	40
14. Mitigation by the Lenders	41
15. Other Indemnities	42
16. Costs and Expenses	44
SECTION 7 REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT	46
17. Representations	46
18. Information Undertakings	51
19. Not used	54

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20. General Undertakings	54
21. Events of Default	62
SECTION 8 CHANGES TO PARTIES	67
22. Changes to the Lenders	67
23. Changes to the Borrower	72
SECTION 9 THE FINANCE PARTIES	73
24. Role of the Administrative Parties	73
25. Application of Proceeds	90
26. Sharing among the Finance Parties	92
SECTION 10 ADMINISTRATION	94
27. Payment Mechanics	94
28. Reserved	98
29. Notices	98
30. Calculations and Certificates	101
31. Partial Invalidity	102
32. Remedies and Waivers	102
33. Amendments and Waivers	102
34. Confidential Information	105
35. Confidentiality of Funding Rates	110
36. Counterparts	111
SECTION 11 GOVERNING LAW AND ENFORCEMENT	112
37. Governing Law	112
38. Enforcement	112
39. Contractual recognition of Bail-In	112
Schedule 1 The Lenders as at the Amendment Deed Effective Date	114
Schedule 2 Conditions Precedent	115
Schedule 3 Utilisation Request	117
Schedule 4 Form of Transfer Certificate	119
Schedule 5 Form of Assignment Agreement	122
Schedule 6 not used	125

1 Farrer Place

Sydney NSW 2000

Australia

T +61 2 9296 2000

F +61 2 9296 3999 DX 113 Sydney www.kwm.com CONTENTS

CLAUSE PAGE

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THIS AGREEMENT is dated 22 January 2021 as amended on or about 26 March 2021,31 December 2021, 2 June 2022, 30 December 2022 and on the Amendment Deed Effective Date and made between:

(1) DIODES HONG KONG LIMITED, a company incorporated in Hong Kong with company number 1168572 whose registered office is at Unit 1405-1406, Dominion Centre, 43-59 Queen’s Road East, Wanchai, Hong Kong (the "Borrower");

(2) THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

(the "Arranger");

(3) THE FINANCIAL INSTITUTIONS listed in Schedule 1 (The Lenders as at the Amendment Deed Effective Date) as lenders at the date of this Agreement (each an "Original Lender");

(4) THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

as agent of the Finance Parties (other than itself) (the "Agent"); and

(5) THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED as security trustee for the Secured Parties (the "Security Agent").

IT IS AGREED as follows:

SECTION 1 INTERPRETATION

1. DEFINITIONS AND INTERPRETATION

1.1 Definitions

In this Agreement:

"Account" means an account for the supply of goods and/or services under a Contract of Sale including all rights to payment of any amount owing, whether present, future or contingent, by an Account Debtor for such supply and all related indemnity amounts, interest and charges (if any) relating to that account.

"Account Bank" means The Hongkong and Shanghai Banking Corporation Limited or any other bank approved by the Agent with whom a Security Account is maintained.

"Account Debtor" means any person obligated on an Account.

"Account Records" means any document evidencing a Contract of Sale, including (without limitation) any quotation, purchase order, invoice, sales acknowledgment, delivery note, completion certificate, books, accounts, computer and other records, evidence of remittances, any correspondence and any other documents relating to an Account that the Agent may designate an Account Record.

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"Administrative Party" means each of the Agent, the Arranger and the Security Agent. "Affiliate" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

"Agent's Spot Rate of Exchange" means:

(a) the Agent's spot rate of exchange; or

(b) (if the Agent does not have an available spot rate of exchange) any publicly available spot rate of exchange selected by the Agent (acting reasonably),

for the purchase of the relevant currency with US Dollars in the London foreign exchange market at or about 11 a.m. London time on a particular day.

“Amendment Deed” means the document so entitled dated on or about ___ 30 December 2023 between the Agent, The Hongkong and Shanghai Banking Corporation Limited, the Parent and the Borrower.

“Amendment Deed Effective Date” has the meaning given to the “Effective Date” in the Amendment Deed.

"Approved Valuer" means any person approved as such by the Agent (acting on the instructions of the Majority Lenders) as notified by the Agent in writing to the Borrower from time to time.

"Assigned Accounts" means each and every Account and associated asset, right, interest and property of the Borrower which is (or is expressed to be) the subject of any assignment under the Debenture.

"APLMA" means the Asia Pacific Loan Market Association Limited.

"Article 55 BRRD" means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

"Assignment Agreement" means an agreement substantially in the form set out in Schedule 5 (Form of Assignment Agreement) or any other form agreed between the relevant assignor, assignee and the Agent.

"Authorisation" means:

(a) an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation, lodgement or registration; or

(b) in relation to anything which will be fully or partly prohibited or restricted by law if a Governmental Agency intervenes or acts in any way within a specified period after lodgement, filing, registration or notification, the expiry of that period without intervention or action.

"Availability Period" means the period from and including the date of this Agreement to and including the date falling one month prior to the Final Repayment Date.

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"Available Commitment" means a Lender's Commitment under the Facility minus: (a) the amount of its participation in any outstanding Loans; and

(b) in relation to any proposed Utilisation, the amount of its participation in any Loans that are due to be made on or before the proposed Utilisation Date,

other than that Lender's participation in any Loans that are due to be repaid or prepaid on or before the proposed Utilisation Date.

"Available Facility" means, at any time, the lesser of:

(a) the aggregate of each Lender's Available Commitment; and (b) the Borrowing Base.

"Bail-In Action" means the exercise of any Write-down and Conversion Powers.

"Bail-In Legislation" means:

(a) in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; and

(b) in relation to the United Kingdom, the UK Bail-In Legislation.

"Basel III" means:

(a) the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(b) the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(c) any regulation published by the Bank for International Settlements, the Basel Committee on Banking Supervision and any other Governmental Agency relating to “Basel III”.

"Borrowing Base" means, at any time, an amount equal to the Eligible Accounts Availability.

"Break Costs" means the amount (if any) by which:

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(a) the interest which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period; exceeds:

(b) the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

"Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in New York and Hong Kong and (in relation to the fixing of an interest period) which is a US Government Securities Business Day.

"CFR" means Cost and Freight (as defined under the Incoterms).

"Code" means the US Internal Revenue Code of 1986.

"Commitment" means:

(a) in relation to a Lender that is a Party to this Agreement on the Amendment Deed Effective Date, the amount set opposite its name under the heading "Commitment" in Schedule 1 (The Lenders as at the Amendment Deed Effective Date) and the amount of any other Commitment transferred to it under this Agreement; and

(b) in relation to any other Lender, the amount of any Commitment transferred to it under this Agreement, to the extent not cancelled, reduced or transferred by it under this Agreement.

"Confidential Information" means all information relating to the Borrower, the Parent, the Finance Documents or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either:

(a) the Borrower, the Parent, or any of their advisers; or

(b) another Finance Party, if the information was obtained by that Finance Party directly or indirectly from the Borrower, the Parent any of their advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes:

(i) information that:

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(A) is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 34 (Confidential Information);

(B) is identified in writing at the time of delivery as non-confidential by the Borrower, the Parent or any of their advisers; or

(C) is known by that Finance Party before the date the information is disclosed to it in accordance with paragraph (a) or (b) above above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Borrower or the Parent and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and (ii) any Funding Rate.

"Confidentiality Undertaking" means a confidentiality undertaking substantially in a recommended form of the APLMA or in any other form agreed between the Borrower and the Agent.

"Consolidated Leverage Ratio" has the meaning given to that term in the Parent Credit Agreement, in the form of that agreement as at the date of this Agreement, and as reported in the applicable Parent Credit Agreement Compliance Certificate.

"Contract of Sale" means a contract for the supply of goods and/or the provision of services by the Borrower.

"Debenture" means the document entitled "Hong Kong Debenture" between the Borrower and the Security Agent dated on or about the date of this Agreement.

"Default" means an Event of Default or any event or circumstance specified in Clause 21 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

"Delegate" means any delegate, agent, attorney or co-trustee appointed by the Security Agent.

"DHK Multi-Currency Account" means the following bank account of the Borrower:

Account Name: Diodes Hong Kong Limited

Bank Name: The Hongkong and Shanghai Banking Corporation Limited

Account Number: 741-176523-838 (Multi-Currency Account)

Swift Code: HSBCHKHHHKH

Bank Address: 1 Queen’s Road, Central, Hong Kong "Disruption Event" means either or both of:

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(a) a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; and

(b) the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i) from performing its payment obligations under the Finance Documents;

or

(ii) from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

"EEA Member Country" means any member state of the European Union, Iceland, Liechtenstein and Norway.

"Eligible Accounts" means, at any time, the Assigned Accounts which the Agent determines in its Permitted Discretion are eligible as the basis for the extension of the Facility. Without limiting the Agent’s Permitted Discretion provided in this Agreement, Eligible Accounts shall not include any Account:

(a) which is not subject to a first priority perfected security interest in favour of the Security Agent;

(b) which is subject to any Security other than created under the Finance Documents;

(c) which is not a legally binding, valid and enforceable obligation of an Account Debtor;

(d) which is payable more than 120 days after the relevant invoice date;

(e) which is unpaid for more than 60 days from the due date under the relevant invoice;

(f) with respect to which any covenant, representation or warranty contained in a Finance Document has been breached or is not true in any material respect;

(g) which (i) does not arise from the sale of goods or performance of services in the ordinary course of business, (ii) is not evidenced by an invoice or other documentation satisfactory to the Agent (utilising its Permitted Discretion) which has been sent to the Account Debtor, (iii) is contingent upon the Borrower’s completion of any further performance, (iv) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment,

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stock bailment, pay when paid or sold, cash-on-delivery or any other repurchase or return basis or (v) relates to payments of interest;

(h) (i) for which the goods giving rise to such Account have not been shipped to the Account Debtor or for which the services giving rise to such Account have not been performed by the Borrower or if such Account was invoiced more than once or (ii) for which the goods giving rise to such Account have been shipped to the Account Debtor by a shipment type other than CFR and such goods have not yet been received by the Account Debtor;

(i) with respect to which any check or other instrument of payment has been returned uncollected for any reason;

(j) which is owed by an Account Debtor in respect of which any of the events in Clauses 21.6 (Insolvency) to 21.8 (Creditors’ process) has occurred;

(k) which is owed by any Account Debtor which has sold all or substantially all of its assets;

(l) which is owed in any currency other than USD, Hong Kong Dollars or any other currency agreed between the Borrower and the Agent;

(m) which is owed by any Affiliate of the Borrower or any employee, officer, director, agent or stockholder of the Borrower or any of its Affiliates;

(n) which is owed by an Account Debtor or any Affiliate of such Account Debtor to which the Borrower is indebted, but only to the extent of such indebtedness, or is subject to any security, deposit, progress payment, retainage or other similar advance made by or for the benefit of an Account Debtor, in each case to the extent thereof;

(o) which is subject to any rescission, counterclaim, deduction, defence (including the defence of usury), set-off or dispute other than statutory bankruptcy and insolvency defences, but only to the extent of any such counterclaim, deduction, defence, set-off or dispute;

(p) which is evidenced by any promissory note, chattel paper or instrument (other than banker’s acceptances or trade acceptances);

(q) which is owed by an Account Debtor which is a Restricted Party;

(r) with respect to which the Borrower has made any agreement with the Account Debtor for any reduction thereof, other than discounts and adjustments given in the ordinary course of business, or any Account which was partially paid and the Borrower created a new receivable for the unpaid portion of such Account;

(s) which does not comply in all material respects with the requirements of all applicable laws and regulations;

(t) which is for goods that have been sold under a purchase order or pursuant to the terms of a contract or other agreement or understanding (written or oral) that

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indicates or purports that any person other than the Borrower has or has had an ownership interest in such goods, or which indicates any party other than the Borrower as payee or remittance party;

(u) which was created on cash on delivery terms;

(v) which the Agent determines in its Permitted Discretion may not be paid by reason of the Account Debtor’s inability to pay; or

(w) which is owing by an Account Debtor and its Affiliates to the extent the aggregate amount of the Accounts owing from such Account Debtor and its Affiliates to the Borrower exceeds 20% of the aggregate amount owed on all Accounts.

In determining the amount of an Eligible Account, any amount in a currency other than USD is to be taken into account at its USD equivalent calculated using the Agent’s Spot Rate of Exchange, and the face amount of an Account may, in the Agent’s Permitted Discretion, be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that the Borrower may be obligated to rebate to an Account Debtor pursuant to the terms of any agreement or understanding (written or oral)), (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by the Borrower to reduce the amount of such Account and (iii) the amount of any withholding tax or similar deductions in connection with the payment of such Account. Standards of eligibility may be made more restrictive from time to time by the Agent in its Permitted Discretion, with any such changes to be effective four days after delivery of notice thereof to the Borrower and the Agent; provided that if failure to implement any such change within a shorter time period would, in the good faith judgment of the Agent, reasonably be expected to result in a Material Adverse Effect, such change may be implemented within a shorter time as determined by the Agent in its Permitted Discretion.

"Eligible Accounts Availability" means, at any time, the lower of:

(a) the amount equal to 85 per cent of the principal outstanding at that time of the Eligible Accounts; and

(b) the amount equal to 75 per cent of the principal outstanding at that time of all Accounts of the Borrower,

in each case, as determined by reference to the latest Monthly Report delivered by the Borrower and approved by the Agent.

"Environmental Claim" means any claim, proceeding or investigation by any person in respect of any Environmental Law.

"Environmental Law" means any applicable law in any jurisdiction in which the Borrower conducts business which relates to the pollution or protection of the

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environment or harm to or the protection of human health or the health of animals or plants.

"Environmental Permits" means any Authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of the Borrower conducted on or from the properties owned or used by the Borrower.

"EU Bail-In Legislation Schedule" means the document described as such and published by the Loan Market Association (or any successor person) from time to time.

"Event of Default" means any event or circumstance specified as such in Clause 21 (Events of Default).

"Facility" means the revolving loan facility made available under this Agreement as described in Clause 2 (The Facility).

"Facility Office" means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement.

"FATCA" means:

(a) sections 1471 to 1474 of the Code or any associated regulations;

(b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c) any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraph (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

"FATCA Application Date" means:

(a) in relation to a "withholdable payment" described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or

(b) in relation to a "passthru payment" described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA.

"FATCA Deduction" means a deduction or withholding from a payment under a Finance Document required by FATCA.

"FATCA Exempt Party" means a Party that is entitled to receive payments free from any FATCA Deduction.

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"FATCA FFI" means a foreign financial institution as defined in section 1471(d)(4) of the Code.

"Fee Letter" means any letter or letters referring to this Agreement or the Facility between one or more Administrative Parties and the Borrower setting out any of the fees referred to in Clause 11 (Fees).

"Final Repayment Date" means 22 January 2027.

"Finance Document" means this Agreement, any Fee Letter, any Transaction Security Document, any Utilisation Request and any other document designated as such by the Agent and the Borrower.

"Finance Party" means an Administrative Party or a Lender.

"Financial Indebtedness" means any indebtedness for or in respect of:

(a) moneys borrowed;

(b) any amount raised by acceptance under any acceptance credit facility;

(c) any bond, note, debenture, loan stock or other similar instrument;

(d) any redeemable preference share;

(e) any agreement treated as a finance or capital lease in accordance with GAAP;

(f) receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(g) the acquisition cost of any asset or service to the extent payable before or after its acquisition or possession by the party liable where the advance or deferred payment:

(i) is arranged primarily as a method of raising finance or of financing the acquisition of that asset or service or the construction of that asset or service; or

(ii) involves a period of more than six months before or after the date of acquisition or supply;

(h) any derivative transaction protecting against or benefiting from fluctuations in any rate or price (and, except for non-payment of an amount, the then mark-tomarket value of the derivative transaction will be used to calculate its amount);

(i) any other transaction (including any forward sale or purchase agreement) which has the commercial effect of a borrowing (including without limitation any deferred consideration in connection with any acquisition);

(j) any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

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(k) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (j) above.

"FCPA" means the United States Foreign Corrupt Practices Act of 1977.

"Funding Rate" means any individual rate notified by a Lender to the Agent pursuant to paragraph (a)(ii) of Clause 10.3 (Cost of funds).

"GAAP" means generally accepted accounting principles in Hong Kong.

"Governmental Agency" means any government or any governmental agency, semigovernmental or judicial entity or authority (including any stock exchange or any selfregulatory organisation established under statute).

"Historic Term SOFR" means, in relation to any Loan, the most recent Term SOFR for a period equal in length to the Interest Period of that Loan and which is as of a US Government Securities Business Day which is no more than three US Government Securities Business Days before the Quotation Day.

"HMT" means Her Majesty’s Treasury.

"Holding Company" means, in relation to a person, any other person in respect of which it is a Subsidiary.

"HSBC Group" means HSBC Holdings plc together with its subsidiary undertakings and associated companies from time to time.

"Indirect Tax" means any goods and services tax, consumption tax, value added tax or any tax of a similar nature.

"Insolvent" in relation to a person, means the occurrence any of the events or proceedings set out in Clauses 21.6 (Insolvency), 21.7 (Insolvency proceedings) or 21.8 (Creditors’ process), or any analogous event or proceedings in any jurisdiction, in respect of that person.

"Interest Period" means, in relation to a Loan, each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3 (Default interest).

"Interpolated Historic Term SOFR" means, in relation to any Loan, the rate (rounded to the same number of decimal places as the Term SOFR) which results from interpolating on a linear basis between:

(a) either:

(i) the most recent Term SOFR (as of a day which is not more than three US Government Securities Business Days before the Quotation Day) for the longest period (for which Term SOFR is available) which is less than the Interest Period of that Loan; or

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(ii) if no such Term SOFR is available for a period which is less than the Interest Period of that Loan, the most recent Overnight SOFR for a day which is not more than three, and not less than two, US Government

Securities Business Days before the Quotation Day; and

(b) the most recent Term SOFR (as of a day which is not more than three US Government Securities Business Days before the Quotation Day) for the shortest period (for which Term SOFR is available) which exceeds the Interest Period of that Loan.

"Interpolated Term SOFR" means, in relation to any Loan, the rate (rounded to the same number of decimal places as Term SOFR) which results from interpolating on a linear basis between:

(a) either:

(i) Term SOFR (as of the Specified Time) for the longest period (for which Term SOFR is available) which is less than the Interest Period of that Loan; or

(ii) if no such Term SOFR is available for a period which is less than the Interest Period of that Loan, Overnight SOFR for the day that is two US Government Securities Business Days before the Quotation Day; and

(b) Term SOFR (as the Specified Time) for the shortest period (for which Term SOFR is available) which exceeds the Interest Period of that Loan.

"Legal Reservations" means:

(a) the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b) the time barring of claims under the Limitation Ordinance (Cap. 347) of the Laws of Hong Kong, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of stamp duty may be void and defences of set-off or counterclaim;

(c) the limitation of the enforcement of the terms of leases of real property by laws of general application to those leases;

(d) similar principles, rights and remedies under the laws of any Relevant Jurisdiction; and

(e) any other matters which are set out as qualifications or reservations as to matters of law of general application in any legal opinions supplied to the Agent as a condition precedent under this Agreement on or before the first Utilisation Date.

"Lender" means:

(a) an Original Lender; and

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(b) any bank, financial institution, trust, fund or other entity which has become a Party in accordance with Clause 22 (Changes to the Lenders),

which in each case has not ceased to be a Party as such in accordance with the terms of this Agreement.

"Letter of Comfort" means the letter of comfort dated on or about the date of this Agreement between the Parent and the Security Agent.

"Loan" means a loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan.

"Majority Lenders" means a Lender or Lenders whose Commitments aggregate more than 66 2/3 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3 per cent. of the Total Commitments immediately prior to the reduction).

"Margin" means the percentage per annum set out below in the column opposite the Consolidated Leverage Ratio reported in the most recent Parent Credit Agreement Compliance Certificate delivered to the Agent:

Consolidated Leverage Ratio	Margin
Less than 0.75:1	0.775%
Greater than or equal to 0.75:1 but less than 1.00:1	0.850%
Greater than or equal to 1.00:1 but less than 1.50:1	1.105%
Greater than or equal to 1.50:1 but less than 2.00:1	1.250%
Greater than or equal to 2.00:1 but less than 2.50:1	1.500%
Greater than or equal to 2.50:1	1.750%

however, if:

(a) following receipt by the Agent of a Parent Credit Agreement Compliance Certificate for any period that Parent Credit Agreement Compliance Certificate does not contain the necessary or appropriate figures to permit the calculation of the Consolidated Leverage Ratio;

(b) a Parent Credit Agreement Compliance Certificate is not provided to the Agent when due; or

(c) an Event of Default is continuing,

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the Margin for the relevant Interest Period shall be the highest percentage per annum set out above.

"Material Adverse Effect" means a material adverse effect on:

(a) the business, operations, property, condition (financial or otherwise) or prospects of the Borrower;

(b) the ability of the Borrower to perform its obligations under the Finance Documents; or

(c) the validity or enforceability of, or the effectiveness or ranking of any Security over material assets granted or purported to be granted pursuant to, any of the Finance Documents or the rights or remedies of any Finance Party under any of the Finance Documents.

"Month" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a) (subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c) if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period.

"Monthly Report" means a report substantially in a form which is acceptable to the Agent (acting on the instructions of the Majority Lenders), signed and certified as accurate by an authorised signatory of the Borrower, to be supplied by the Borrower in accordance with Clause 18.4 (Monthly Report).

"New Lender" has the meaning given to that term in Clause 22 (Changes to the Lenders).

"OFAC" means the Office of Foreign Assets Control of the US Department of Treasury.

"Original Financial Statements" means the audited consolidated financial statements of the Borrower for the financial year ended 31 December 2020.

"Overnight SOFR" means the secured overnight financing rate (SOFR) administered by the Federal Reserve Bank of New York (or any other person which takes over the

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administration of that rate) published by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate).

"Parent" means Diodes Incorporated.

"Parent Credit Agreement" means the second amended and restated credit agreement dated 29 May 2020 as amended, modified, amended and restated, and supplemented from time to time, between, among others, the Parent (as Domestic Borrower) and HSBC Bank USA, N.A. (as a Lender).

"Parent Credit Agreement Compliance Certificate" means each “Compliance Certificate” required to be provided by the Parent pursuant to paragraph (a) of section 6.02 (Certificates; Other Information) of the Parent Credit Agreement, in the form of that agreement as at the date of this Agreement.

"Party" means a party to this Agreement.

"Perfection Requirements" means the making or the procuring of filings, stampings, registrations, notarisations, endorsements, translations and/or notifications of any Finance Document (and/or any Security created under it) necessary for the validity, enforceability (as against the Borrower or any relevant third party) and/or perfection of that Finance Document.

"Permitted Discretion" means a determination made by the Agent (acting on the instructions of the Majority Lenders, acting in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment).

"Quotation Day" means:

(a) in relation to any period for which an interest rate is to be determined two US Government Securities Business Days before the first day of that period; or

(b) in relation to any Interest Period the duration of which is selected by the Agent pursuant to Clause 8.3 (Default interest), such date as may be determined by the Agent (acting reasonably).

"Receiver" means a receiver or receiver and manager or administrative receiver of the whole or any part of the Security Assets.

"Reference Rate" means, in relation to any Loan:

(a) Term SOFR as of the Specified Time and for a period equal in length to the Interest Period of that Loan; or

(b) as otherwise determined pursuant to Clause 10.1 (Unavailability of Term SOFR),

and if, in either case, that rate is less than zero, the Reference Rate shall be deemed to be zero.

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"Related Fund", in relation to a fund (the "first fund"), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

"Relevant Jurisdiction" means, in relation to the Borrower:

(a) its jurisdiction of incorporation;

(b) any jurisdiction where any asset subject to or intended to be subject to the

Transaction Security to be created by it is situated;

(c) any jurisdiction where it conducts its business; and

(d) any jurisdiction whose laws govern the perfection of any of the Transaction Security Documents entered into by it.

"Relevant Market" means the market for overnight cash borrowing collateralised by US Government securities.

"Repeating Representations" means at any time the representations and warranties which are then made or deemed to be repeated under Clause 17.28 (Repetition) or any other Finance Document.

"Representative" means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

"Resolution Authority" means any body which has authority to exercise any Writedown and Conversion Powers.

"Restricted Party" means a person that is:

(a) listed on, or owned or controlled by a person listed on, or acting on behalf of a person listed on, any Sanctions List;

(b) located in, incorporated under the laws of, or owned or (directly or indirectly) controlled by, or acting on behalf of, a person located in or organised under the laws of a country or territory that is the target of country-wide or territory-wide Sanctions; or

(c) otherwise a target of Sanctions ("target of Sanctions" signifying a person with whom a US person or other national of a Sanctions Authority would be prohibited or restricted by law from engaging in trade, business or other activities).

"Rollover Loan" means one or more Loans:

(a) made or to be made on the same day that a maturing Loan is due to be repaid;

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(b) the aggregate amount of which is equal to or less than the amount of the maturing Loan;

(c) in the same currency as the maturing Loan; and

(d) made or to be made to the Borrower for the purpose of refinancing that maturing Loan.

"Sanctions" means the economic sanctions laws, regulations, embargoes or restrictive measures administered, enacted or enforced by:

(a) the United States government;

(b) the United Nations;

(c) the European Union;

(d) the United Kingdom; and

(e) the respective governmental institutions and agencies of any of the foregoing, including, without limitation, the Sanctions Authorities.

"Sanctions List" means the "Specially Designated Nationals and Blocked Persons" list maintained by OFAC, the Consolidated List of Financial Sanctions Targets and the Investment Ban List maintained by HMT, or any similar list maintained by, or public announcement of Sanctions designation made by, any of the Sanctions Authorities.

"Sanctions Authorities" means OFAC, the United States Department of State and HMT.

"Secured Liabilities" means all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of the Borrower to any Secured Party under each Finance Document.

"Secured Party" means a Finance Party, a Receiver or any Delegate.

"Security" means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

"Security Account" means the USD account established by the Account Bank, in the name of the Account Bank, for receipt of the proceeds of the Accounts, the details of which are advised to the Borrower and the Agent by the Account Bank from time to time.

"Security Account Opening Date" means the date falling three Months after the date of this Agreement.

"Security Agent's Spot Rate of Exchange" means:

(a) the Security Agent's spot rate of exchange; or

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(b) (if the Security Agent does not have an available spot rate of exchange) any publicly available spot rate of exchange selected by the Security Agent (acting reasonably), for the purchase of the relevant currency with US Dollars.

"Security Asset" means all of the assets which from time to time are, or are expressed to be, the subject of the Transaction Security.

"Security Property" means

(a) the Transaction Security expressed to be granted in favour of the Security Agent as trustee for the Secured Parties and all proceeds of that Transaction Security;

(b) all obligations expressed to be undertaken by the Borrower to pay amounts in respect of the Secured Liabilities to the Security Agent as trustee for the Secured Parties and secured by the Transaction Security, together with all representations and warranties expressed to be given by the Borrower in favour of the Security Agent as trustee for the Secured Parties; and

(c) any other amounts or property, whether rights, entitlements, choses in action or otherwise, actual or contingent, which the Security Agent is required by the terms of the Finance Documents to hold as trustee on trust for the Secured Parties.

"Specified Time" means the Quotation Day prior to 5:00 p.m. New York Time.

"Subsidiary" means, in relation to any company or corporation, a company or corporation:

(a) which is controlled, directly or indirectly, by the first mentioned company or corporation;

(b) more than half the issued equity share capital of which is beneficially owned, directly or indirectly, by the first mentioned company or corporation; or

(c) which is a Subsidiary of another Subsidiary of the first mentioned company or corporation,

and, for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.

"Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

"Tax Deduction" has the meaning given to such term in Clause 12.1 (Tax definitions).

"Term SOFR" means the term SOFR reference rate administered by CME Group Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant period published by CME Group Benchmark

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Administration Limited (or any other person which takes over the publication of that rate).

"Third Parties Legislation" means the Contracts (Rights of Third Parties) Ordinance (Cap. 623).

"Total Commitments" means at any time the aggregate of the Commitments (being US$90,000,000 at the date of this Agreement).

"Transaction Security" means the Security created or evidenced or expressed to be created or evidenced under the Transaction Security Documents.

"Transaction Security Document" means:

(a) the document listed as being a Transaction Security Document in paragraph 4(a) of Schedule 2 (Conditions Precedent);

(b) any other document evidencing or creating or expressed to evidence or create Security over any asset to secure any obligation of the Borrower to a Secured Party under the Finance Documents; or

(c) any other document designated as such by the Security Agent and the Borrower.

"Transfer Certificate" means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Agent and the Borrower.

"Transfer Date" means, in relation to an assignment or a transfer, the later of:

(a) the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(b) the date on which the Agent executes the relevant Assignment Agreement or Transfer Certificate.

"UK Bail-In Legislation" means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

"UK Bribery Act" means the UK Bribery Act 2010.

"Unpaid Sum" means any sum due and payable but unpaid by the Borrower under the Finance Documents.

"US" means the United States of America.

"US Government Securities Business Day" means any day other than:

(a) a Saturday or a Sunday; and

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(b) a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities.

"US Tax Obligor" means the Borrower if:

(a) it is resident for tax purposes in the US; or

(b) some or all of its payments under the Finance Documents are from sources within the US for US federal income tax purposes.

"Utilisation" means a utilisation of the Facility.

"Utilisation Date" means the date of a Utilisation, being the date on which the relevant Loan is to be made.

"Utilisation Request" means a notice substantially in the form set out in Schedule 3 (Utilisation Request).

"Write-down and Conversion Powers" means:

(a) in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; and

(b) in relation to any other applicable Bail-In Legislation the UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers.

1.2 Construction

(a) Unless a contrary indication appears, any reference in this Agreement to:

(i) any "Administrative Party", the "Agent", the "Arranger", any "Finance Party", any "Lender", any "Party", any "Secured Party", the "Security Agent" or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents and in the case of the Security Agent, any person for the time being appointed as Security Agent or Security Agents in accordance with the Finance Documents;

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(ii) "assets" includes present and future properties, revenues and rights of every description;

(iii) a "Finance Document" or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated;

(iv) a "group of Lenders" or a "group of Finance Parties" includes all the Lenders or, as the case may be, all the Finance Parties;

(v) "including" shall be construed as "including without limitation" (and cognate expressions shall be construed similarly);

(vi) "indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(vii) a Lender's "participation" in a Loan or Unpaid Sum includes an amount (in the currency of such Loan or Unpaid Sum) representing the fraction or portion (attributable to such Lender by virtue of the provisions of this Agreement) of the total amount of such Loan or Unpaid Sum and the Lender's rights under this Agreement in respect thereof;

(viii) a "person" includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(ix) a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(x) a provision of law is a reference to that provision as amended or reenacted from time to time; and

(xi) a time of day is a reference to Hong Kong time.

(b) The determination of the extent to which a rate is "for a period equal in length" to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement. (c) Section, Clause and Schedule headings are for ease of reference only.

(d) Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

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(e) A Default (other than an Event of Default) is "continuing" if it has not been remedied or waived and an Event of Default is "continuing" if it has not been waived.

(f) Where this Agreement specifies an amount in a given currency (the "specified currency") "or its equivalent", the "equivalent" is a reference to the amount of any other currency which, when converted into the specified currency utilising the Agent's spot rate of exchange (or, if the Agent does not have an available spot rate of exchange, any publicly available spot rate of exchange selected by the Agent (acting reasonably)) for the purchase of the specified currency with that other currency at or about 11 a.m. on the relevant date, is equal to the relevant amount in the specified currency.

(g) A reference to “the date of this Agreement” is a reference to 22 January 2021.

1.3 Currency symbols and definitions

"US$" and "US Dollars" denote the lawful currency of the US.

1.4 Third party rights

(a) Unless expressly provided to the contrary in a Finance Document, a person who is not a Party has no right under the Third Parties Legislation to enforce or to enjoy the benefit of any term of this Agreement.

(b) Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

(c) Any Receiver, Delegate or any person described in Clause 24.11 (Exclusion of liability), may, subject to this Clause 1.4 and the Third Parties Legislation, rely on any Clause of this Agreement which expressly confers rights on it.

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SECTION 2 THE FACILITY

2. THE FACILITY

2.1 The Facility

Subject to the terms of this Agreement, the Lenders make available to the Borrower a US Dollar revolving loan facility in an aggregate amount equal to the Total Commitments.

2.2 Finance Parties' rights and obligations

(a) The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b) The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from the Borrower is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of a Loan or any other amount owed by the Borrower which relates to a Finance Party's participation in the Facility or its role under a Finance Document (including any such amount payable to the Agent on its behalf) is a debt owing to that Finance Party by the Borrower.

(c) A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.

3. PURPOSE

3.1 Purpose

The Borrower shall apply all amounts borrowed by it under the Facility towards:

(a) the repayment of any Financial Indebtedness; and/or

(b) financing its working capital requirements and its general corporate purposes.

The Borrower may, but shall not be obligated, to apply any amounts borrowed by it under the Facility toward the repayment of any Financial Indebtedness, and shall be entitled to apply any or all amounts so borrowed to finance its working capital requirements and its general corporate purposes without repaying any Financial Indebtedness.

3.2 Monitoring

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No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4. CONDITIONS OF UTILISATION

4.1 Initial conditions precedent

(a) The Borrower may not deliver a Utilisation Request unless the Agent has received all of the documents listed in and appearing to comply with the requirements of Schedule 2 (Conditions Precedent). The Agent shall notify the Borrower and the Lenders promptly upon being so satisfied.

(b) Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (a) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

4.2 Further conditions precedent

The Lenders will only be obliged to comply with Clause 5.4 (Lenders' participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

(a) in the case of a Rollover Loan, no Event of Default is continuing or would result from the proposed Loan and, in the case of any other Loan, no Default is continuing or would result from the proposed Loan and none of the circumstances described in Clause 7.2 (Change of control) has occurred;

(b) the Repeating Representations to be made by the Borrower are true in all material respects;

(c) the Borrower has provided to the Agent the most recent Monthly Report required to be delivered under Clause 18.4 (Monthly Report); and

(d) after giving effect to the funding of the proposed Utilisation and any repayments of a Rollover Loan on the relevant Utilisation Date from the proceeds of the proposed Utilisation the aggregate amount outstanding under the Facility will not exceed the lesser of the Total Commitments and the Borrowing Base.

4.3 Maximum number of Loans

(a) The Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation four or more Loans would be outstanding.

(b) The Borrower may not request that a Loan be divided.

SECTION 3 UTILISATION

5. UTILISATION

5.1 Delivery of a Utilisation Request

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The Borrower may utilise the Facility by delivery to the Agent of a duly completed Utilisation Request:

(a) on a Business Day; and

(b) not later than 11:00 a.m. three Business Days (or such shorter period as may be agreed by the Agent but in any event not less than two Business Days) before the proposed Utilisation Date.

5.2 Completion of a Utilisation Request

(a) Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i) the proposed Utilisation Date is a Business Day within the Availability Period;

(ii) the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount);

(iii) the proposed first Interest Period complies with Clause 9 (Interest Periods); and

(iv) confirms that the proceeds of the Loan shall be funded to the DHK Multi-Currency Account.

(b) Only one Loan may be requested in each Utilisation Request.

5.3 Currency and amount

(a) The currency specified in a Utilisation Request must be US Dollars.

(b) The amount of the proposed Loan must be a minimum of US$500,000 or, if less, the Available Facility.

5.4 Lenders' participation

(a) If the conditions set out in Clause 4 (Conditions of Utilisation) and Clauses 5.1 (Delivery of a Utilisation Request) to 5.3 (Currency and amount) have been met, and subject to Clause 6(b) (Repayment), each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

(b) The amount of each Lender's participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

(c) The Agent shall notify each Lender of the amount of each Loan, the amount of its participation in that Loan and, if different, the amount of that participation to be made available in accordance with Clause 27.1 (Payments to the Agent), in each case not later than noon two Business Days before the Utilisation Date.

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5.5 Cancellation of Available Facility

The Commitments which, at that time, are unutilised shall be immediately cancelled at 5 p.m. on the last day of the Availability Period for the Facility.

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SECTION 4 REPAYMENT, PREPAYMENT AND CANCELLATION

6. REPAYMENT

(a) The Borrower shall repay each Loan drawn down on the last day of its Interest Period.

(b) Without prejudice to the Borrower's obligation under paragraph (a) above, if:

(i) one or more Loans are to be made available to the Borrower:

(A) on the same day that a maturing Loan is due to be repaid by the Borrower; and

(B) in whole or in part for the purpose of refinancing the maturing Loan; and

(ii) the proportion borne by each Lender's participation in the maturing Loan to the amount of that maturing Loan is the same as the proportion borne by that Lender's participation in the new Loans to the aggregate amount of those new Loans, the aggregate amount of the new Loans shall, unless the Borrower notifies the Agent to the contrary in the relevant Utilisation Request, be treated as if applied in or towards repayment of the maturing Loan so that:

(A) if the amount of the maturing Loan exceeds the aggregate amount of the new Loans:

(1) the Borrower will only be required to make a payment under Clause 27.1 (Payments to the Agent) in an amount in the relevant currency equal to that excess; and

(2) each Lender's participation in the new Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender's participation in the maturing Loan and that Lender will not be required to make a payment under Clause 27.1 (Payments to the Agent) in respect of its participation in the new Loans; and

(B) if the amount of the maturing Loan is equal to or less than the aggregate amount of the new Loans:

(1) the Borrower will not be required to make a payment under Clause 27.1 (Payments to the Agent); and

(2) each Lender will be required to make a payment under Clause 27.1 (Payments to the Agent) in respect of its participation in the new Loans only to the extent that its participation in the new Loans exceeds that Lender's

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participation in the maturing Loan and the remainder of that Lender's participation in the new Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender's participation in the maturing Loan.

7. PREPAYMENT AND CANCELLATION

7.1 Illegality

If, at any time, it is or will become unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan or it is or will become unlawful for any Affiliate of a Lender for that Lender to do so:

(a) that Lender shall promptly notify the Agent upon becoming aware of that event;

(b) upon the Agent notifying the Borrower, the Available Commitments of that Lender will be immediately cancelled; and

(c) to the extent that the Lender's participation has not been transferred pursuant to paragraph (a) of Clause 14.1 (Mitigation), the Borrower shall repay that Lender's participation in the Loans made to the Borrower on the last day of the Interest Period for each Loan occurring after the Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender's corresponding Commitment(s) shall be immediately cancelled in the amount of the participations repaid.

7.2 Change of control

(a) If the Parent ceases to control the Borrower:

(i) the Borrower shall promptly notify the Agent upon becoming aware of that event;

(ii) a Lender shall not be obliged to fund a Utilisation (except for a Rollover Loan); and

(iii) if a Lender so requires and notifies the Agent within five days of the Borrower notifying the Agent of the event, the Agent shall, by not less than five days' notice to the Borrower, cancel each Available Commitment of that Lender and declare the participation of that Lender in all Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents in relation to that Lender's participation(s) immediately due and payable, whereupon each such Available Commitment will be immediately cancelled, any Commitment of that Lender shall immediately cease to be available for further utilisation and all such Loans, accrued interest and other amounts shall become immediately due and payable.

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(b) For the purpose of paragraph (a) above, "control" means the power to direct or the right to prevent (without positive consent), the exercise or implementation of the management and policies of any entity whether through the ownership of voting capital, by contract or otherwise.

7.3 Voluntary cancellation

The Borrower may, if it gives the Agent not less than 30 Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of US$100,000) of the Available Facility. Any cancellation under this Clause 7.3 shall reduce the Commitments of the Lenders rateably.

7.4 Voluntary prepayment

The Borrower may, if it gives the Agent not less than 15 Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of a Loan (but if in part, being an amount that reduces the amount of that Loan by a minimum amount of US$100,000).

7.5 Right of prepayment and cancellation in relation to a single Lender (a) If:

(i) any sum payable to any Lender by the Borrower is required to be increased under paragraph (a) of Clause 12.2 (Tax gross-up); or

(ii) any Lender claims indemnification from the Borrower under Clause 12.3 (Tax indemnity) or Clause 13.1 (Increased Costs),

the Borrower may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues, give the Agent notice of cancellation of the Commitment(s) of that Lender and its intention to procure the prepayment of that Lender's participation in the Loans.

(b) On receipt of a notice of cancellation referred to in paragraph (a) above, the Available Commitment(s) of that Lender shall be immediately reduced to zero.

(c) On the last day of each Interest Period which ends after the Borrower has given notice of cancellation under paragraph (a) above (or, if earlier, the date specified by the Borrower in that notice), the Borrower shall prepay that Lender's participation in the relevant Loan and that Lender's corresponding Commitment(s) shall be immediately cancelled in the amount of the participations repaid.

7.6 Not used

7.7 Mandatory prepayment – Borrowing Base

(a) If, upon the delivery of any Monthly Report under Clause 18.4 (Monthly Report), the Agent determines (acting on the instructions of the Majority Lenders) that the aggregate amount outstanding under the Facility exceeds the then

Borrowing Base, in each case as at the date such Monthly Report was prepared

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(the “Excess Amount”), the Borrower must repay or prepay outstanding Loans in an aggregate amount at least equal to the Excess Amount within three (3) Business Days.

(b) No prepayment under paragraph (a) above shall result in any Commitments hereunder being permanently cancelled or reduced.

(c) Subject to the other terms of this Agreement, any amounts prepaid under paragraph (a) above may be re-utilised.

7.8 Mandatory prepayment – Security Account balances

The Agent may (but is not obliged to) apply all or any amounts in the Security Account at any time to repay or prepay all amounts outstanding under the Facility.

7.9 Restrictions

(a) Any notice of cancellation, prepayment or repayment given by any Party under this Clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation, prepayment or repayment is to be made and the amount of that cancellation, prepayment or repayment.

(b) Any prepayment or repayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

(c) Unless a contrary indication appears in this Agreement, any part of the Facility which is repaid or prepaid may be reborrowed in accordance with the terms of this Agreement.

(d) The Borrower shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(e) No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(f) If the Agent receives a notice under this Clause 7 it shall promptly forward a copy of that notice to either the Borrower or the affected Lender, as appropriate.

(g) If all or part of any Lender's participation in a Loan is repaid or prepaid and is not available for redrawing (other than by operation of Clause 4.2 (Further conditions precedent)), an amount of that Lender's Commitment (equal to the amount of the participation which is repaid or prepaid) will be deemed to be cancelled on the date of repayment or prepayment.

7.10 Application of prepayments

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Any prepayment of a Loan pursuant to Clauses 7.4 (Voluntary prepayment), 7.7 (Mandatory prepayment – Borrowing Base) or 7.8 (Mandatory prepayment – Security Account balances) shall be applied pro rata to each Lender's participation in that Loan.

SECTION 5 COSTS OF UTILISATION

8. INTEREST

8.1 Calculation of interest

The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a) Margin; and

(b) Reference Rate.

8.2 Payment of interest

The Borrower shall pay accrued interest on each Loan on the last day of each Interest Period (and, if the Interest Period is longer than six Months, on the dates falling at sixmonthly intervals after the first day of the Interest Period).

8.3 Default interest

(a) If the Borrower fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the Unpaid Sum from the due date to the date of actual payment (both before and after judgment) at a rate which is, subject to paragraph (b) below, four per cent. per annum higher than the rate which would have been payable if the Unpaid Sum had, during the period of non-payment, constituted a Loan in the currency of the Unpaid Sum for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 8.3 shall be immediately payable by the Borrower on demand by the Agent.

(b) If any Unpaid Sum consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i) the first Interest Period for that Unpaid Sum shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii) the rate of interest applying to the Unpaid Sum during that first Interest Period shall be four per cent. per annum higher than the rate which would have applied if the Unpaid Sum had not become due.

(c) Default interest (if unpaid) arising on an Unpaid Sum will be compounded with the Unpaid Sum at the end of each Interest Period applicable to that Unpaid Sum but will remain immediately due and payable.

8.4 Notification of rates of interest

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(a) The Agent shall promptly notify the relevant Lenders and the Borrower of the determination of a rate of interest under this Agreement.

(b) The Agent shall promptly notify the Borrower of each Funding Rate relating to a Loan.

(c) This Clause 8.4 shall not require the Agent to make any notification to any Party on a day which is not a Business Day

9. INTEREST PERIODS

9.1 Interest Periods

(a) Each Loan has one Interest Period only which shall start on the Utilisation Date of that Loan.

(b) Each Interest Period for a Loan will be one Month (or any other period, subject to availability, agreed by the Borrower and the Agent (acting on the instructions of all the Lenders)).

9.2 No overrunning

An Interest Period for a Loan shall not extend beyond the Final Repayment Date. If an Interest Period would otherwise overrun the Final Repayment Date, it will be shortened so that it ends on the Final Repayment Date.

9.3 Notification

The Agent shall promptly notify the Borrower and the Lenders of the duration of each Interest Period promptly after ascertaining its duration.

9.4 Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

10. CHANGES TO THE CALCULATION OF INTEREST

10.1 Unavailability of Term SOFR

(a) Interpolated Term SOFR: If Term SOFR is not available for the Interest Period of the relevant Loan, the Reference Rate for such Interest Period shall be Interpolated Term SOFR for a period equal in length to the Interest Period of that Loan.

(b) Historic Term SOFR: If paragraph (a) above applies but Interpolated Term SOFR is not available for the Interest Period of the relevant Loan, the Reference Rate for such Interest Period shall be Historic Term SOFR for a period equal in length to the Interest Period of that Loan.

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(c) Interpolated Historic Term SOFR: If paragraph (b) above applies but Historic Term SOFR is not available for the Interest Period of the relevant Loan, the Reference Rate for such Interest Period shall be Interpolated Historic Term SOFR for a period equal in length to the Interest Period of that Loan.

10.2 Market disruption

If before 5 p.m. in Hong Kong on the Business Day immediately following the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 50 per cent. of that Loan) that the cost to it of funding its participation in that Loan from whatever source it may reasonably select would be in excess of the Reference Rate then Clause 10.3 (Cost of funds) shall apply to that Loan for the relevant Interest Period.

10.3 Cost of funds

(a) If this Clause 10.3 applies, the rate of interest on each Lender's share of the relevant Loan for the relevant Interest Period shall be the percentage rate per annum which is the sum of:

(i) the Margin; and

(ii) the rate notified to the Agent by that Lender as soon as practicable and in any event by 5 p.m. on the date falling two Business Days before the date on which interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to the relevant Lender of funding its participation in that Loan from whatever source it may reasonably select.

(b) If this Clause 10.3 applies and the Agent or the Borrower so requires, the Agent and the Borrower shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest.

(c) Any alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties. (d) If this Clause 10.3 applies pursuant to Clause 10.2 (Market disruption) and:

(i) a Lender's Funding Rate is less than the Reference Rate; or

(ii) a Lender does not supply a quotation by the time specified in paragraph (a)(ii) above,

the cost to that Lender of funding its participation in that Loan for that Interest Period shall be deemed, for the purposes of paragraph (a) above, to be the Reference Rate.

10.4 Notification to Borrower

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If Clause 10.3 (Cost of funds) applies the Agent shall, as soon as is practicable, notify the Borrower.

10.5 Break Costs

(a) The Borrower shall, within three Business Days of demand by a Finance Party and receipt of the certificate referred to in paragraph (b) below, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b) Each Lender shall, as soon as reasonably practicable after a demand by the Agent or the Borrower, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

11. FEES

11.1 Non-utilisation fee

(a) The Borrower shall pay to the Agent (for the account of each Lender) a nonutilisation fee (the “Non-utilisation Fee”) calculated and accruing on a daily basis, at the percentage per annum opposite the then applicable Consolidated Leverage Ratio set out below as reported in the most recent Parent Credit Agreement Compliance Certificate delivered to the Agent, on the undrawn and uncancelled amount of each Lender’s Commitment under the Facility (as at 5 p.m. on each day of the Availability Period (or, if any such day is not a Business Day, at 5 p.m. on the immediately preceding Business Day)), in respect of the period from and including the date of this Agreement to and including the last day of the Availability Period:

Consolidated Leverage Ratio	Non-utilisation Fee
Less than 0.75:1	0.125%
Greater than or equal to 0.75:1 but less than 1.00:1	0.175%
Greater than or equal to 1.00:1 but less than 1.50:1	0.200%
Greater than or equal to 1.50:1 but less than 2.00:1	0.225%
Greater than or equal to 2.00:1 but less than 2.50:1	0.250%
Greater than or equal to 2.50:1	0.300%

however, if:

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(i) following receipt by the Agent of a Parent Credit Agreement Compliance Certificate for any period that Parent Credit Agreement Compliance Certificate does not contain the necessary or appropriate figures to permit the calculation of the Consolidated Leverage Ratio;

(ii) a Parent Credit Agreement Compliance Certificate is not provided to the Agent when due; or

(iii) an Event of Default is continuing,

the Non-utilisation Fee for the relevant period shall be the highest percentage per annum set out above.

(b) The Borrower must pay the Non-utilisation Fee to the Agent (for the account of each Lender) quarterly in arrears and on the last day of the Availability Period.

(c) The Borrower must pay to the Agent (for the account of each Lender) the accrued Non-utilisation Fee for such Lender on the date that such Lender’s Commitment is cancelled in full.

(d) The Agent is entitled to deduct the Non-utilisation Fee from the DHK MultiCurrency Account.

(e) The Non-utilisation Fee shall not be refundable under any circumstance.

11.2 Arrangement fee

The Borrower shall pay to the Arranger an arrangement fee in the amount and at the times agreed in a Fee Letter.

11.3 Agency fee

The Borrower shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

11.4 Security agency fee

The Borrower shall pay to the Security Agent (for its own account) a security agency fee in the amount and at the times agreed in a Fee Letter.

SECTION 6 ADDITIONAL PAYMENT OBLIGATIONS

12. TAX GROSS-UP AND INDEMNITIES

12.1 Tax definitions

In this Clause 12:

"Tax Credit" means a credit against, relief or remission for, or repayment of any Tax.

"Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

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"Tax Payment" means an increased payment made by the Borrower to a Finance Party under Clause 12.2 (Tax gross-up) or a payment under Clause 12.3 (Tax indemnity).

Unless a contrary indication appears, in this Clause 12 a reference to "determines" or "determined" means a determination made in the absolute discretion of the person making the determination.

12.2 Tax gross-up

(a) All payments to be made by the Borrower to any Finance Party under the Finance Documents shall be made free and clear of and without any Tax Deduction unless the Borrower is required to make a Tax Deduction, in which case the sum payable by the Borrower (in respect of which such Tax Deduction is required to be made) shall be increased to the extent necessary to ensure that such Finance Party receives a sum net of any deduction or withholding equal to the sum which it would have received had no such Tax Deduction been made or required to be made.

(b) The Borrower shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Borrower.

(c) If the Borrower is required to make a Tax Deduction, it shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(d) Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Borrower shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment has been paid to the relevant taxing authority.

12.3 Tax indemnity

(a) Without prejudice to Clause 12.2 (Tax gross-up), if any Finance Party is required to make any payment of or on account of Tax on or in relation to any sum received or receivable under the Finance Documents (including any sum deemed for the purposes of Tax to be received or receivable by such Finance Party whether or not actually received or receivable) or if any liability in respect of any such payment is asserted, imposed, levied or assessed against any Finance Party, the Borrower shall, within three Business Days of demand of the Agent, promptly indemnify the Finance Party which suffers a loss or liability as a result against such payment or liability, together with any interest, penalties, costs and expenses payable or incurred in connection therewith, provided that this Clause 12.3 shall not apply to:

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(i) any Tax imposed on and calculated by reference to the net income actually received or receivable by such Finance Party (but, for the avoidance of doubt, not including any sum deemed for the purposes of Tax to be received or receivable by such Finance Party but not actually receivable) by the jurisdiction in which such Finance Party is incorporated;

(ii) any Tax imposed on and calculated by reference to the net income of the Facility Office of such Finance Party actually received or receivable by such Finance Party (but, for the avoidance of doubt, not including any sum deemed for the purposes of Tax to be received or receivable by such Finance Party but not actually receivable) by the jurisdiction in which its Facility Office is located; or

(iii) a FATCA Deduction required to be made by a Party.

(b) A Finance Party intending to make a claim under paragraph (a) above shall notify the Agent of the event giving rise to the claim, whereupon the Agent shall notify the Borrower thereof.

(c) A Finance Party shall, on receiving a payment from the Borrower under this Clause 12.3, notify the Agent.

12.4 Tax credit

If the Borrower makes a Tax Payment and the relevant Finance Party determines that:

(a) a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

(b) that Finance Party has obtained and utilised that Tax Credit,

the Finance Party shall pay an amount to the Borrower which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Borrower.

12.5 Stamp taxes

The Borrower shall:

(a) pay all stamp duty, registration and other similar Taxes payable in respect of any Finance Document; and

(b) within three Business Days of demand, indemnify each Secured Party against any cost, loss or liability that Secured Party incurs in relation to any stamp duty, registration or other similar Tax paid or payable in respect of any Finance Document.

12.6 Indirect Tax

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(a) All amounts set out or expressed in a Finance Document to be payable by any Party to a Finance Party shall be deemed to be exclusive of any Indirect Tax. If any Indirect Tax is chargeable on any supply made by any Finance Party to any Party in connection with a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the Indirect Tax.

(b) Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify the Finance Party against all Indirect Tax incurred by that Finance Party in respect of the costs or expenses to the extent that the Finance Party reasonably determines that it is not entitled to credit or repayment in respect of the Indirect Tax.

12.7 FATCA information

(a) Subject to paragraph (c) below, each Party shall, within 10 Business Days of a reasonable request by another Party:

(i) confirm to that other Party whether it is:

(A) a FATCA Exempt Party; or

(B) not a FATCA Exempt Party;

(ii) supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA; and

(iii) supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party's compliance with any other law, regulation, or exchange of information regime.

(b) If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party as soon as reasonably practicable.

(c) Paragraph (a) above shall not oblige any Finance Party to do anything, and paragraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i) any law or regulation;

(ii) any fiduciary duty; or

(iii) any duty of confidentiality.

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(d) If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (a)(ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

(e) If the Borrower is a US Tax Obligor or the Agent reasonably believes that its obligations under FATCA or any other applicable law or regulation require it, each Lender shall, within 10 Business Days of:

(i) where the Borrower is a US Tax Obligor and the relevant Lender is an Original Lender, the date of this Agreement;

(ii) where the Borrower is a US Tax Obligor on a date on which any other Lender becomes a Party as a Lender, that date;

(iii) where the Borrower is not a US Tax Obligor, the date of a request from the Agent,

supply to the Agent:

(A) a withholding certificate on Form W-8, Form W-9 or any other relevant form; or

(B) any withholding statement or other document, authorisation or waiver as the Agent may require to certify or establish the status of such Lender under FATCA or that other law or regulation.

(f) The Agent shall provide any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) above to the Borrower.

(g) If any withholding certificate, withholding statement, document, authorisation or waiver provided to the Agent by a Lender pursuant to paragraph (e) above is or becomes materially inaccurate or incomplete, that Lender shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorisation or waiver to the Agent unless it is unlawful for the Lender to do so (in which case the Lender shall promptly notify the Agent). The Agent shall provide any such updated withholding certificate, withholding statement, document, authorisation or waiver to the relevant Borrower.

(h) The Agent may rely on any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) or (g) above without further verification. The Agent shall not be liable for any action taken by it under or in connection with paragraph (e), (f) or (g) above.

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12.8 FATCA Deduction

(a) Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b) Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Borrower and the Agent and the Agent shall notify the other Finance Parties.

13. INCREASED COSTS

13.1 Increased Costs

(a) Subject to Clause 13.3 (Exceptions) the Borrower shall, within three Business Days of receipt of written demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation, (ii) compliance with any law or regulation made after the date of this Agreement or compliance with Basel III, CRD IV or the United States Dodd-Frank Wall Street Reform and Consumer Protection Act (including any regulations relating to them). The terms "law" and "regulation" in this paragraph (a) shall include any law or regulation concerning capital adequacy, prudential limits, liquidity, reserve assets or Tax.

(b) In this Agreement, "Increased Costs" means:

(i) a reduction in the rate of return from the Facility or on a Finance Party's (or its Affiliate's) overall capital (including as a result of any reduction in the rate of return on capital brought about by more capital being required to be allocated by such Finance Party);

(ii) an additional or increased cost; or

(iii) a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to the undertaking, funding or performance by such Finance Party of any of its obligations under any Finance Document or any participation of such Finance Party in any Loan or Unpaid Sum.

13.2 Increased Cost claims

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(a) A Finance Party (other than the Agent) intending to make a claim pursuant to Clause 13.1 (Increased Costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Borrower.

(b) Each Finance Party (other than the Agent) shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.

13.3 Exceptions

Clause 13.1 (Increased Costs) does not apply to the extent any Increased Cost is:

(a) compensated for under another Clause or would have been but for an exception to that Clause;

(b) attributable to a FATCA Deduction required to be made by a Party; or

(c) attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

14. MITIGATION BY THE LENDERS

14.1 Mitigation

(a) Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 12 (Tax Gross-up and Indemnities) or Clause 13 (Increased Costs), including in relation to any circumstances which arise following the date of this Agreement, transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b) Paragraph (a) above does not in any way limit the obligations of the Borrower under the Finance Documents.

14.2 Limitation of liability

(a) The Borrower shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 14.1 (Mitigation).

(b) A Finance Party is not obliged to take any steps under Clause 14.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

14.3 Conduct of business by the Finance Parties

No provision of this Agreement will:

(a) interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

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(b) oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c) oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

15. OTHER INDEMNITIES

15.1 Currency indemnity

(a) If any sum due from the Borrower under the Finance Documents (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of:

(i) making or filing a claim or proof against the Borrower; or

(ii) obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

the Borrower shall as an independent obligation, within three Business Days of demand, indemnify each Secured Party to whom that Sum is due against any cost, loss or liability reasonably incurred and arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b) The Borrower waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

15.2 Other indemnities

The Borrower shall, within three Business Days of demand, indemnify each Secured Party against any cost, loss or liability incurred by that Secured Party as a result of:

(a) the occurrence of any Event of Default;

(b) any information produced or approved by the Borrower being or being alleged to be misleading and/or deceptive in any respect;

(c) any enquiry, investigation, subpoena (or similar order) or litigation with respect to the Borrower or with respect to the transactions contemplated or financed or secured under any Finance Document;

(d) a failure by the Borrower to pay any amount due under a Finance Document on its due date or in the relevant currency, including any cost, loss or liability arising as a result of Clause 26 (Sharing among the Finance Parties);

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(e) funding, or making arrangements to fund, its participation in a Loan requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone);

(f) a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower; or

(g) any reasonable action taken by a Secured Party in connection with the fulfilment of any anti-money laundering laws and regulations, counter-terrorist financing laws and regulations or other similar laws and regulations due to the contravention of such laws and regulations by the Borrower in relation to the monies under this Agreement.

15.3 Indemnity to the Agent

The Borrower shall promptly indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

(a) investigating any event which it reasonably believes is a Default;

(b) acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or

(c) instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement.

15.4 Indemnity to the Security Agent

(a) The Borrower shall promptly indemnify the Security Agent and every Receiver and Delegate against any cost, loss or liability incurred by any of them as a result of:

(i) any failure by the Borrower to comply with obligations under Clause 16 (Costs and Expenses);

(ii) acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; (iii) investigating any event which it reasonably believes is a Default;

(iv) the taking, holding, protection or enforcement of the Transaction Security;

(v) the exercise of any of the rights, powers, discretions and remedies vested in the Security Agent and each Receiver and Delegate by the Finance Documents or by law;

(vi) any default by the Borrower in the performance of any of the obligations expressed to be assumed by it in the Finance Documents;

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(vii) instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement; or

(viii) acting as Security Agent, Receiver or Delegate under the Finance Documents or which otherwise relates to any of the Security Property or the performance of the terms of the Finance Documents (otherwise, in each case, than as a direct result of the relevant Security Agent's, Receiver's or Delegate's gross negligence or wilful misconduct).

(b) The Security Agent and every Receiver and Delegate may, in priority to any payment to the Secured Parties, indemnify itself out of the Security Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 15.4 and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all moneys payable to it.

16. COSTS AND EXPENSES

16.1 Transaction expenses

The Borrower shall, within three Business Days of demand, pay the Administrative Parties the amount of all pre-agreed costs and expenses (including legal fees) reasonably incurred by any of them (and, in the case of the Security Agent, by any Receiver or Delegate) in connection with the negotiation, preparation, printing, execution, syndication and perfection of:

(a) this Agreement and any other documents referred to in this Agreement or in a Transaction Security Document; and

(b) any other Finance Documents executed after the date of this Agreement.

16.2 Amendment costs

If:

(a) the Borrower requests an amendment, waiver or consent; or

(b) an amendment is required pursuant to Clause 27.9 (Change of currency),

the Borrower shall, within three Business Days of demand, reimburse each of the Agent and the Security Agent for the amount of all costs and expenses (including legal fees) (which in the case of paragraph (a) above, must be pre-agreed) reasonably incurred by the Agent or the Security Agent (and, in the case of the Security Agent, by any Receiver or Delegate) in responding to, evaluating, negotiating or complying with that request or requirement.

16.3 Enforcement and preservation costs

The Borrower shall, within three Business Days of demand, pay to each Secured Party the amount of all costs and expenses (including legal fees) incurred by that Secured Party in connection with the enforcement of, or the preservation of any rights under,

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any Finance Document and the Transaction Security and any proceedings instituted by or against that Secured Party as a consequence of it entering into a Finance Document, taking or holding the Transaction Security, or enforcing those rights.

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SECTION 7 REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

17. REPRESENTATIONS

The Borrower makes the representations and warranties set out in this Clause 17 to each Finance Party on the date of this Agreement.

17.1 Status

(a) It is a corporation, duly incorporated and validly existing under the laws of its jurisdiction of incorporation.

(b) It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

(c) It is not a FATCA FFI or a US Tax Obligor.

17.2 Binding obligations

Subject to the Legal Reservations:

(a) the obligations expressed to be assumed by it in each Finance Document are legal, valid, binding and enforceable obligations; and

(b) without limiting the generality of paragraph (a) above, each Transaction Security Document to which it is a party creates the security interests which that Transaction Security Document purports to create and those security interests are valid and effective.

17.3 Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents and the granting of the Transaction Security do not and will not conflict with:

(a) any law or regulation applicable to it;

(b) its or any of its Subsidiaries' constitutional documents; or

(c) any agreement or instrument binding upon it or any of its Subsidiaries or any of its or any of its Subsidiaries' assets.

17.4 Power and authority

(a) It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

(b) No limit on its powers will be exceeded as a result of the borrowing, grant of security or giving of guarantees or indemnities contemplated by the Finance Documents to which it is a party.

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17.5 Validity and admissibility in evidence

Except for registration of the Transaction Security Documents in accordance with Clause 17.6 (Registration requirements), all Authorisations required or desirable:

(a) to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party;

(b) to make the Finance Documents to which it is a party admissible in evidence in its Relevant Jurisdictions; and

(c) for it and its Subsidiaries to carry on its business, and which are material,

have been obtained or effected and are in full force and effect.

17.6 Registration requirements

Except for registration of the Debenture with the Hong Kong Companies Registry, it is not necessary to file, register or record any Finance Document in any public place or elsewhere.

17.7 Governing law and enforcement

(a) Subject to the Legal Reservations, the choice of the governing law of the

Finance Documents will be recognised and enforced in its Relevant Jurisdictions.

(b) Subject to the Legal Reservations, any judgment obtained in relation to a Finance Document in the jurisdiction of the governing law of that Finance Document will be recognised and enforced in its Relevant Jurisdictions.

17.8 Deduction of Tax

It is not required under the law applicable where it is incorporated or resident or at the address specified in this Agreement to make any Tax Deduction from any payment it may make under any Finance Document.

17.9 No filing or stamp taxes

Except for registration fees associated with the registration of the Transaction Security Documents in accordance with Clause 17.6 (Registration requirements), it is not necessary under the laws of its Relevant Jurisdictions that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents.

17.10 No default

(a) No Event of Default is continuing or would result from the making of any

Utilisation.

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(b) No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries') assets are subject which is reasonably likely to have a Material Adverse Effect.

17.11 No misleading information

All information supplied by it to any Finance Party was true, complete and accurate in all material respects as at the date it was given and was not misleading in any respect.

17.12 Financial statements

(a) Its audited financial statements most recently supplied to the Agent (which, at the date of this Agreement, are its Original Financial Statements) were prepared in accordance with GAAP consistently applied save to the extent expressly disclosed in such financial statements.

(b) Its financial statements most recently supplied to the Agent (which, at the date of this Agreement, are its Original Financial Statements) give a true and fair view of (if audited) or fairly represent (if unaudited of its financial condition and operations) for the period to which they relate, save to the extent expressly disclosed in such financial statements.

(c) There has been no material adverse change in its business or financial condition since the date to which Original Financial Statements were drawn up.

17.13 Pari passu ranking

Its payment obligations under the Finance Documents rank at least pari passu with the claims of all of its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

17.14 No proceedings

(a) No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, is reasonably likely to have a Material Adverse Effect has or have (to the best of its knowledge and belief) been started or threatened against it or any of its Subsidiaries.

(b) No judgment or order of a court, arbitral body or agency which might reasonably be expected to have a Material Adverse Effect has (to the best of its knowledge and belief) been made against it or any of its Subsidiaries.

17.15 Authorised signatories

Any person specified as its authorised signatory under Schedule 2 (Conditions Precedent) or paragraph (f) of Clause 18.5 (Information: miscellaneous) is authorised to sign Utilisation Requests and other notices on its behalf.

17.16 Ranking of Security

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Subject to the Legal Reservations and Perfection Requirements, the Transaction Security has or will have first ranking priority and is not subject to any prior ranking or pari passu ranking Security.

17.17 Good title to assets

It and each of its Subsidiaries has a good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted.

17.18 Ownership

(a) The Borrower’s entire issued share capital is wholly but indirectly owned and controlled by the Parent.

(b) The shares in the capital of the Borrower are fully paid and are not subject to any option to purchase or similar rights. The shares in the capital of the Borrower are pledged to secure certain obligations under the Parent Credit Agreement.

17.19 Legal and beneficial ownership

It and each of its Subsidiaries is the sole legal and beneficial owner of the respective assets over which it purports to grant Security free from all Security, except for the Security created under the Transaction Security Documents or expressly permitted by this Agreement.

17.20 Solvency

It is not Insolvent.

17.21 No breach of laws

(a) It has not (and none of its Subsidiaries has) breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect.

(b) No labour disputes are current or, to the best of its knowledge and belief (having made due and careful enquiry), threatened against it or its Subsidiaries which have or are reasonably likely to have a Material Adverse Effect.

17.22 Environmental laws

(a) The Borrower is in compliance with Clause 20.7 (Environmental compliance) and no circumstances have occurred which would prevent such compliance in each case where non-compliance could reasonably be expected to have a Material Adverse Effect.

(b) No Environmental Claim has been commenced or (to the best of its knowledge and belief (having made due and careful enquiry) is threatened against it where

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such Environmental Claim is likely to be determined against it and, if so determined, would reasonably be expected to have a Material Adverse Effect.

17.23 Payment of taxes

(a) It is not (and none of its Subsidiaries is) materially overdue in the filing of any Tax returns and it is not (and none of its Subsidiaries is) overdue in the payment of any amount in respect of Tax

(b) No claims or investigations are being, or are reasonably likely to be, made or conducted against it (or any of its Subsidiaries) with respect to Taxes.

17.24 Immunity

(a) The entry into by it of each Finance Document constitutes, and the exercise by it of its rights and performance of its obligations under each Finance Document will constitute, private and commercial acts performed for private and commercial purposes.

(b) It will not be entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken in its jurisdiction of incorporation in relation to any Finance Document.

17.25 Anti-corruption and anti-money laundering laws

(a) None of the Borrower nor, to the knowledge of the Borrower, any director, officer, agent, employee, Affiliate or other person acting on behalf of the Borrower or any of its Subsidiaries is aware of, or has taken, any action, directly or indirectly, that would result in any violation by such person of any applicable anti-bribery law, including but not limited to the UK Bribery Act, the FCPA or other similar legislation in any jurisdiction. Furthermore, the Borrower and, to the knowledge of the Borrower, its Affiliates have conducted their businesses in compliance with the UK Bribery Act, the FCPA and similar laws, rules or regulations and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. No part of the proceeds of the Facility will be used, directly or indirectly, for any payments that could constitute a violation of any applicable anti-bribery law.

(b) The operations of the Borrower and the Parent are and have been conducted at all times in material compliance with applicable financial record keeping and reporting requirements, anti-corruption laws and anti-money laundering laws, including all relevant regulations, rules and guidelines in its jurisdiction and in each other jurisdiction in which such entity conducts business or has assets. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Borrower or the Parent, in each case, with respect to any anti-money laundering laws is pending or, to the best of the Borrower’s knowledge, threatened.

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17.26 Sanctions

Neither the Borrower nor the Parent nor any directors, officers or, to the best of the Borrower’s knowledge (after due and careful inquiry), employees, agents or Affiliates of any or all of the foregoing and none of the persons acting on behalf of any or all of the foregoing:

(a) is a Restricted Party; or

(b) has received notice of or is aware of any claim, action, suit, proceeding or investigation against it with respect to Sanctions by any Sanctions Authority.

17.27 Monthly Report

(a) All Accounts referred to in a Monthly Report are Eligible Accounts.

(b) The Borrower is, with full title guarantee, the owner of all Accounts referred to in a Monthly Report as Eligible Accounts.

17.28 Repetition

The representations and warranties in this Clause are deemed to be made by the Borrower by reference to the facts and circumstances then existing on the date of each Utilisation Request and the first day of each Interest Period.

18. INFORMATION UNDERTAKINGS

The undertakings in this Clause 18 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

18.1 Financial statements

(a) The Borrower shall supply to the Agent for communication by the Agent to the Lenders:

(i) as soon as the same become available, but in any event within 180 days after the end of each of its financial years its audited financial statements for that financial year; and

(ii) as soon as the same become available, but in any event within 90 days after the end of each of its financial quarters its unaudited financial statements (which may be management accounts) for that financial quarter (and, where the financial quarter is also the end of its financial half year, that financial half year).

(b) If at any time the financial statements of the Parent required to be provided pursuant to paragraphs (a) and (b) of section 6.01 (Financial Statements) of the

Parent Credit Agreement are no longer publicly available, the Borrower shall

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provide, or procure that the Parent provides, those financial statements to the Agent promptly following the Agent’s request.

18.2 Compliance Certificate (a) Not used.

(b) Not used.

(c) The Borrower shall deliver (or caused to be delivered) to the Agent a copy of each Parent Credit Agreement Compliance Certificate at the same time it is required to be delivered to the lenders under the Parent Credit Agreement. For this purpose, the Borrower authorises the Agent to obtain the Parent Credit Agreement from HSBC Bank USA, N.A..

18.3 Requirements as to financial statements

(a) Each set of financial statements delivered by the Borrower pursuant to Clause 18.1 (Financial statements) shall be certified by a director of the Borrower as giving a true and fair view of (in the case of any such financial statements which are audited) or fairly representing (in the case of any such financial statements which are unaudited) its financial condition as at the date as at which those financial statements were drawn up.

(b) The Borrower shall procure that each set of audited financial statements delivered pursuant to Clause 18.1 (Financial statements) is prepared using GAAP, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements unless, in relation to any set of financial statements, it notifies the Agent that there has been a change in GAAP, the accounting practices or reference periods and the Borrower (or, if appropriate, its auditors) deliver to the Agent:

(i) a description of any change necessary for those financial statements to reflect the GAAP, accounting practices and reference periods upon which the Original Financial Statements were prepared; and

(ii) sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether the requirements of this Agreement have been complied with and make an accurate comparison between the financial position indicated in those financial statements and the Original Financial Statements.

Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

18.4 Monthly Report

The Borrower must supply to the Agent (for distribution to all the Lenders) a Monthly Report prepared as at the last day of each fiscal month and supplied by no later than the 10th day of the following fiscal month or, if such 10th day is not a Business Day, the

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immediately following Business Day. The Monthly Report must list the top ten Account Debtors of the Borrower (by value) for the relevant month.

18.5 Information: miscellaneous

The Borrower shall supply to the Agent:

(a) all documents dispatched by the Borrower to its shareholders (or any class of them) or its creditors generally at the same time as they are despatched;

(b) promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against it or the Parent, and which, if adversely determined, is reasonably likely to have a Material Adverse Effect;

(c) promptly, such information as the Security Agent may reasonably require about the Security Assets and compliance of the Borrower with the terms of any Transaction Security Documents;

(d) promptly upon becoming aware of them, the details of any judgment or order of a court, arbitral body or agency which is made against the Borrower or the Parent, and which might have a Material Adverse Effect;

(e) promptly, such further information regarding the financial condition, business and operations of the Borrower or the Parent as any Finance Party (through the Agent) may reasonably request;

(f) promptly, notice of any change in its authorised signatories signed by a director or company secretary accompanied by specimen signatures of any new authorised signatories; and

(g) promptly upon the Agent’s reasonable request, an up to date copy of the Parent Credit Agreement or extracts of the sections of the Parent Credit Agreement requested by the Agent.

18.6 Notification of default

(a) The Borrower shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

(b) Promptly upon a request by the Agent, the Borrower shall supply to the Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

18.7 Direct electronic delivery by Borrower

The Borrower may satisfy its obligation under this Agreement to deliver any information in relation to a Lender by delivering that information directly to that Lender in accordance with Clause 29.5 (Electronic communication) to the extent that Lender and the Agent agree to this method of delivery.

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The Borrower may satisfy its obligation under this agreement to deliver any information to the Finance Parties, the Lenders or any Administrative Party by delivering that information directly to the Agent in accordance with Clause 29.5 (Electronic communication).

18.8 "Know your customer" checks

(a) The Borrower shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any other Finance Party (including on behalf of any prospective new Finance Party)) in order for the Agent, such other Finance Party or any prospective new Finance Party to conduct all "know your customer" and other similar procedures that it is required (or deems desirable) to conduct.

(b) Each other Finance Party shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to conduct all "know your customer" and other similar procedures that it is required (or deems desirable) to conduct.

19. NOT USED

20. GENERAL UNDERTAKINGS

The undertakings in this Clause 20 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

20.1 Authorisations

(a) The Borrower shall promptly:

(i) obtain, comply with and do all that is necessary to maintain in full force and effect; and

(ii) supply certified copies to the Agent of, any Authorisation required to:

(iii) enable it to perform its obligations under the Finance Documents;

(iv) ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document; and

(v) carry on its business where failure to do so has or could reasonably be expected to have a Material Adverse Effect.

(b) The Borrower shall promptly make the registrations and comply with the other requirements specified in Clause 17.6 (Registration requirements).

20.2 Compliance with laws

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The Borrower shall comply in all respects with all laws to which it may be subject, if failure so to comply has or is reasonably likely to have a Material Adverse Effect.

20.3 Pari passu ranking

The Borrower shall ensure that its payment obligations under the Finance Documents rank and continue to rank at least pari passu with the claims of all of its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

20.4 Disposals

The Borrower shall not enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any Security Asset.

20.5 Merger

(a) The Borrower shall not enter into any amalgamation, demerger, merger or corporate reconstruction without prior written consent of the Agent (acting on the instructions of the Majority Lenders), which shall not be unreasonably withheld.

(b) Paragraph (a) above does not apply to any sale, lease, transfer or other disposal permitted pursuant to Clause 20.4 (Disposals).

20.6 Change of business

The Borrower shall procure that no substantial change is made to the general nature of its business from that carried on at the date of this Agreement.

20.7 Environmental compliance

The Borrower shall comply in all material respects with all Environmental Law applicable to the Borrower, obtain and maintain any Environmental Permits and take all reasonable steps in anticipation of known or reasonably expected future changes to or obligations under Environmental Law applicable to the Borrower or any Environmental Permits.

20.8 Environmental Claims

The Borrower shall inform the Agent in writing as soon as reasonably practicable upon becoming aware of:

(a) any Environmental Claim which has been commenced or (to the best of its knowledge and belief) is threatened against it; or

(b) any facts or circumstances which will or might reasonably be expected to result in any Environmental Claim being commenced or threatened against it,

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in each case where such Environmental Claim might reasonably be expected, if determined against it, to have a Material Adverse Effect.

20.9 Acquisitions

(a) The Borrower shall not acquire any company, business, assets or undertaking or make any investment.

(b) Paragraph (a) above does not apply to an acquisition or investment which is in respect of assets or businesses in the same nature and of the same scope as the Borrower's business as conducted on the date of this Agreement provided that such acquisition or investment does not result in a breach of any Authorisation or of any other provision of this Agreement.

20.10 Financial Indebtedness

(a) The Borrower shall not incur or permit to remain outstanding any Financial Indebtedness.

(b) Paragraph (a) above does not apply to:

(i) any Financial Indebtedness incurred pursuant to any Finance Documents;

(ii) the US$70,000,000 revolving loan facility provided to the Borrower by The Hongkong and Shanghai Banking Corporation Limited;

(iii) any Financial Indebtedness incurred by the Borrower in relation to any loans or other credit made or granted to the Borrower by the Parent or its Affiliates;

(iv) any other Financial Indebtedness not exceeding US$25,000,000 (or its equivalent in any other currency or currencies); and

(v) any Financial Indebtedness incurred with the prior written consent of the Agent.

20.11 Further assurance

(a) The Borrower shall promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Security Agent may reasonably specify (and in such form as the Security Agent may reasonably require in favour of the Security Agent or its nominee(s)):

(i) to perfect the Security created or intended to be created under or evidenced by the Transaction Security Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of the Security Agent or the Finance Parties provided by or pursuant to the Finance Documents or by law;

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(ii) to confer on the Security Agent or confer on the Finance Parties Security over any Assigned Accounts of the Borrower located in any jurisdiction equivalent or similar to the Security intended to be conferred by or pursuant to the Transaction Security Documents; and/or

(iii) to facilitate the realisation of the Assigned Accounts which are, or are intended to be, the subject of the Transaction Security.

(b) The Borrower shall take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Agent or the Finance Parties by or pursuant to the Finance Documents.

20.12 Taxation

The Borrower shall pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(a) such payment is being contested in good faith;

(b) adequate reserves are being maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements delivered to the Lender under Clause 18.1 (Financial statements); and

(c) such payment can be lawfully withheld and failure to pay those Taxes does not have or is not reasonably likely to have a Material Adverse Effect.

20.13 Application of FATCA

The Borrower shall not become a FATCA FFI or a US Tax Obligor.

20.14 Dividends and distributions

(a) The Borrower shall ensure that there are no restrictions on each of its Subsidiaries to declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution), whether in cash or in kind.

(b) The Borrower shall not declare, make or pay any dividend, charge, fee or other distribution if at the time of, or as a result of, such declaration or payment, an Event of Default is continuing or would occur.

20.15 Revenue from goods and services

The Borrower shall ensure that:

(a) all revenues generated either directly or indirectly through goods or services provided by it to any person shall be invoiced to that person directly; and

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(b) all invoices referred to in paragraph (a) above are settled directly with the Borrower.

20.16 Insurance

The Borrower shall insure its business and assets with insurance companies to such an extent and against such risks as companies engaged in a similar business normally insure.

20.17 Ownership

The Borrower shall use reasonable endeavours to procure that the Parent does not reduce its direct or indirect shareholding in the Borrower.

20.18 Anti-corruption and anti-money laundering law

(a) The Borrower shall not directly or indirectly use any of the proceeds of the Facility for any purpose which would breach the UK Bribery Act, the FCPA, or other similar legislation in any jurisdiction.

(b) The Borrower shall:

(i) conduct its businesses in compliance with all applicable anti-corruption laws, anti-money laundering laws, including all relevant regulations, rules and guidelines in its jurisdiction and in each other jurisdiction in which such entity conducts business or has assets; and

(ii) maintain policies and procedures designed to promote and achieve compliance with such laws, regulations, rules and guidelines.

(c) Each Finance Party and any of its Affiliates may take and instruct any delegate to take any action which it in its sole discretion considers appropriate so as to comply with any applicable law, regulation, request of a public or regulatory authority or any internal policy of that Finance Party or its Affiliates which relates to the prevention of fraud, money laundering, terrorism or other criminal activities or the provision of financial and other services to sanctioned persons or entities. Such action may include but is not limited to the interception and investigation of transactions on accounts (particularly those involving the international transfer of funds) including the source of the intended recipient of fund paid into or out of accounts. In certain circumstances, such action may delay or prevent the processing of instructions, the settlement of transactions over the accounts of a Finance Party’s performance of its obligations under the Finance Documents. Where possible, each Finance Party will use reasonable endeavours to notify the relevant parties of the existence of such circumstances. No Finance Party nor any delegate of any Finance Party will be liable for any loss (whether direct or consequential and including, without limitation, loss of profit or interest) caused in whole or in part by any actions which are taken by any Finance Party or any delegate of a Finance Party pursuant to this Clause.

20.19 Sanctions

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The Borrower shall not, directly or indirectly, use the proceeds of the Facility, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person:

(a) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions; or

(b) in any other manner that would result in a violation of Sanctions by any person (including any person participating in the Facility, whether as lender, underwriter, advisor, investor or otherwise).

20.20 Borrowing Base audit and sampling

(a) The Borrower must procure that an Approved Valuer performs:

(i) an audit of the Accounts in each 12-month period during the term of the Facility; and

(ii) two random samplings of the Accounts in each 12-month period during the term of the Facility,

in each case, at times agreed with the Agent (acting on the instructions of the Majority Lenders) and provides a report on the results of each audit and sampling addressed to the Borrower and the Agent (substantially in the form approved by the Agent) at the expense of the Borrower. The Agent may require additional audits and/or sampling at any other time the Agent reasonably requires in exercise of its Permitted Discretion.

(b) The Borrower must ensure that the Approved Valuer and its staff, agents and delegates have access to all premises, documents, data and systems of the Borrower during reasonable hours and otherwise take all reasonable steps to ensure that the Approved Valuer can perform the audit and/or sampling required by paragraph (a) above.

20.21 Purpose

The Borrower shall ensure that the Facility is used for the purpose set out in Clause 3 (Purpose).

20.22 Payment direction to Account Debtors (a) The Borrower shall:

(i) on or before the Security Account Opening Date, irrevocably instruct in writing (in a form approved by the Agent) each Account Debtor to make all payments due by that Account Debtor to the Borrower pursuant to any Eligible Account to the Security Account; and (ii) by no later than:

(A) 31 March 2022, ensure that not less than 85% of Account Debtors (or such lower percentage approved by the Majority

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Lenders) are making payments due by that Account Debtor to the Borrower pursuant to any Eligible Account to the Security Account; and

(B) 30 June 2022, ensure that not less than 100% of Account Debtors (or such lower percentage approved by the Majority Lenders) are making payments due by that Account Debtor to the Borrower pursuant to any Eligible Account to the Security Account.

(b) Within 60 days after the date on which any new Contract of Sale comes into existence after the date of this Agreement, the Borrower shall comply with the requirements of paragraph (a) above (mutatis mutandis) in respect to that new Contract of Sale, unless the new Contract of Sale is covered by irrevocable instructions previously given pursuant to paragraph (a) above.

(c) If an Account Debtor fails to make a payment to the Security Account, the Borrower shall within three Business Days of receiving the relevant payment from that Account Debtor pay such amount into the Security Account.

20.23 Accounts

(a) Positive undertakings The Borrower shall:

(i) promptly inform the Agent:

(A) if it is aware that an Account Debtor has become, or considers it reasonably likely that an Account Debtor will become, Insolvent;

(B) of any information it knows about an Account Debtor which would reasonably be expected to materially adversely impact the recovery of any amount owed under an Account, including but not limited to a dispute with an Account Debtor or any change in an Account Debtor's status, address or creditworthiness;

(C) of an Account Debtor claiming or, to the best of the Borrower's knowledge and belief, being entitled to exercise any retention, set-off, deduction or counterclaim; and

(D) on request, details of all bank accounts held or operated by it;

(ii) promptly upon the Agent’s request (or within such other time as the Agent may specify), provide the Account Records, evidence of the performance of a Contract of Sale and any other information (certified if required) relating to an Account Debtor;

(iii) provide the Agent with details (in a form reasonably acceptable to the Agent) of all credit notes issued to Account Debtors within three (3) Business Days of the credit note being issued;

(iv) ensure that all invoices and similar documents in respect of an Account contain payment terms;

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(v) comply with the Agent’s procedures relating to this Agreement and any request of the Agent or the Security Agent intended to preserve that Finance Party’s interest in Accounts and/or mitigate any liabilities, including at Agent or the Security Agent’s reasonable request, signing additional documents and allowing any employee or agent of them to enter its premises to check Account Records and to copy them;

(vi) comply with all applicable unfair contract terms, consumer and small business protection legislation, regulations and rules and all credit legislation, regulations and rules (in each case including all guidance given by applicable regulators) in respect of all contracts giving rise to Accounts; and

(vii) endeavour to promptly resolve any dispute relating to any Account.

(b) Negative undertakings

The Borrower shall not, without the Agent’s prior written consent:

(i) do anything which would entitle an Account Debtor to withhold, delay or reduce or be exonerated from paying amounts due under an Account;

(ii) amend, vary or waive any of the terms of a Contract of Sale in respect of any Account or purport to do the same;

(iii) agree to the novation or assignment of all or any of its rights or obligations under a Contract of Sale in respect of any Account;

(iv) accept any act of repudiation of a Contract of Sale or exercise any right of termination of or under a Contract of Sale; or

(v) subcontract to another person the performance of any of its obligations to any Finance Party.

None of the foregoing shall apply to the extent that (x) based on the then-current Monthly Report, no Excess Amount would result from any of the foregoing, or (y) to the extent that an Excess Amount would result, the Borrower makes a voluntary prepayment in the amount of such Excess Amount.

20.24 Operation of Security Account

(a) The Account Bank will establish and maintain the Security Account in its own name. The Security Account may only be operated by the Account Bank acting on the Agent’s instructions.

(b) The Borrower acknowledges and agrees it has no interest (whether legal, equitable or otherwise) in the Security Account or any amount (including interest) from time to time standing to the credit of the Security Account.

(c) The Borrower must, no later than the Security Account Opening Date, direct each Account Debtor to deposit all and any moneys due and payable to it in

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relation to the Assigned Accounts (including any moneys payable in any currency other than USD) into the Security Account by the relevant due date and the Borrower shall as soon as reasonably practicable but in any event within three Business Days of receipt, deposit all and any collections in respect of an Assigned Account received by it into the Security Account. The Borrower must not direct any other funds into the Security Account.

(d) The Agent (or a Receiver) may (and must if instructed by the Majority Lenders):

(i) in accordance with Clause 7.8 (Mandatory prepayment – Security Account balances) without notification to the Borrower or any other person; or

(ii) at any time an Event of Default has occurred and is subsisting without notification to the Borrower or any other person,

direct the Account Bank to withdraw and apply amounts standing to the credit of the Security Account to meet any amount due and payable but unpaid in connection with the Facility.

(e) Subject to the rights of the Agent under paragraph (d) above, provided that there are no amounts due and payable but unpaid to any Finance Party under the Finance Documents and no Default has occurred and is subsisting at the time of the withdrawal request (which the Borrower must certify by way of a certificate of the type described in Clause 18.6(b) (Notification of default) given to the Agent at the time of the withdrawal request), the Agent must, at the request of the Borrower, direct the Account Bank to transfer such amounts as requested by the Borrower that are on deposit in the Security Account to the DHK MultiCurrency Account. Unless the Agent has actual knowledge of a Default in accordance with Clause 24.8(b) (Rights and discretions), the Agent may give such instruction to the Account Bank without the need for any notice or instructions from the Lenders.

(f) The Agent (or a Receiver) must, if the Total Commitments have been reduced to zero and the Availability Period has ended, the Facility has been repaid in full, and there are no amounts due and payable but unpaid or that may become due and payable to any Finance Party under the Finance Documents, direct the Account Bank to transfer all amounts on deposit in the Security Account to an account notified to the Agent by the Borrower.

21. EVENTS OF DEFAULT

Each of the events or circumstances set out in the following sub-clauses of this Clause 21 (other than Clause 21.17 (Acceleration)) is an Event of Default.

21.1 Non-payment

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The Borrower does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

(a) its failure to pay is caused by:

(i) administrative or technical error; or

(ii) a Disruption Event; and

(b) payment is made within three Business Days of its due date.

21.2 Financial covenants

The Consolidated Leverage Ratio is greater than 3.25:1 as set out in the most recent Parent Credit Agreement Compliance Certificate delivered to the Agent.

21.3 Other obligations

(a) The Borrower fails to deliver to the Lender a Monthly Report in accordance with Clause 18.4 (Monthly Report) and such failure is not remedied within 5 Business Days.

(b) The Borrower does not comply with any other provision of the Finance Documents (other than those referred to in Clause 21.1 (Non-payment) and Clause 21.2 (Financial covenants)).

(c) No Event of Default under paragraph (b) above will occur if the failure to comply is:

(i) capable of remedy; and

(ii) is remedied within 20 days of the earlier of (A) the Agent giving notice to the Borrower and (B) the Borrower becoming aware of the failure to comply.

21.4 Misrepresentation

Any representation or statement made or deemed to be made by the Borrower in the Finance Documents or any other document delivered by or on behalf of the Borrower under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

21.5 Cross default

(a) Any Financial Indebtedness of the Borrower or the Parent is not paid when due nor within any originally applicable grace period.

(b) Any Financial Indebtedness of the Borrower or the Parent is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

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(c) Any commitment for any Financial Indebtedness of the Borrower or the Parent is cancelled or suspended by a creditor of the Borrower as a result of an event of default (however described).

(d) Any creditor of the Borrower or the Parent becomes entitled to declare any Financial Indebtedness of the Borrower due and payable prior to its specified maturity as a result of an event of default (however described).

(e) No Event of Default will occur under this Clause 21.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than US$5,000,000 (or its equivalent in any other currency or currencies).

21.6 Insolvency

(a) The Borrower or the Parent is or is presumed or deemed to be unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding any Finance Party in its capacity as such) with a view to rescheduling any of its indebtedness.

(b) The value of the assets of the Borrower or the Parent is less than its liabilities (taking into account contingent and prospective liabilities).

(c) A moratorium is declared in respect of any indebtedness of the Borrower or the Parent.

21.7 Insolvency proceedings

Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(a) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration, provisional supervision or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of the Borrower or the Parent other than a solvent liquidation or reorganisation of the Parent;

(b) a composition or arrangement with any creditor of the Borrower or the Parent, or an assignment for the benefit of creditors generally of the Borrower or the Parent or a class of such creditors;

(c) the appointment of a liquidator (other than in respect of a solvent liquidation of the Parent), receiver, administrator, administrative receiver, compulsory manager, provisional supervisor or other similar officer in respect of the Borrower or the Parent or any of their assets; or

(d) enforcement of any Security over any assets of the Borrower or the Parent,

or any analogous procedure or step is taken in any jurisdiction (other than any application in respect to any of the above which is not taken by the Borrower or the Parent and

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which is withdrawn, stayed or dismissed within 30 days of commencement). 21.8 Creditors' process

Any expropriation, attachment, sequestration, distress or execution affects any material asset or assets of the Borrower or the Parent and is not discharged within 15 days.

21.9 Ownership of the Borrower

The Borrower is not or ceases to be a Subsidiary of the Parent.

21.10 Unlawfulness and invalidity

(a) It is or becomes unlawful for the Borrower to perform any of its obligations under the Finance Documents or any Transaction Security created or expressed to be created or evidenced by the Transaction Security Documents ceases to be effective and such unlawfulness or cessation individually or cumulatively materially and adversely affects the interests of the Finance Parties under the Finance Documents.

(b) Any obligation or obligations of the Borrower under any Finance Documents are not (subject to the Legal Reservations) or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Finance Parties under the Finance Documents.

(c) Any Finance Document ceases to be in full force and effect or any Transaction Security ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to it (other than a Finance Party) to be ineffective, and, in either case, the cessation individually or cumulatively materially and adversely affects the interests of the Finance Parties under the Finance Documents.

21.11 Effectiveness of Finance Documents; Repudiation

(a) It is or becomes unlawful for the Borrower to perform any of its obligations under the Finance Documents and such unlawfulness individually or cumulatively materially and adversely affects the interests of the Finance Parties under the Finance Documents.

(b) Any Finance Document is not effective in accordance with its terms or is alleged by the Borrower to be ineffective in accordance with its terms for any reason, and the ineffectiveness or alleged ineffectiveness individually or cumulatively materially and adversely affects the interests of the Finance Parties under the Finance Documents.

(c) A Transaction Security Document does not create a Security Interest it purports to create.

(d) The Borrower (or any other relevant party) rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document or any of the

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Transaction Security or evidences an intention to rescind or repudiate a Finance Document or any Transaction Security.

21.12 Cessation of business

The Parent or the Borrower suspends or ceases to carry on all or a material part of its business.

21.13 Environmental Compliance

The Borrower is involved in any incident and/or situation which gives or may give rise to any Environmental Claim (including but not limited to non-compliance with the terms or conditions of all applicable environmental permits) and such incident and/or situation could reasonably be expected to have a Material Adverse Effect.

21.14 Failure to pay final judgment

The Borrower fails to comply with or pay any sum in excess of US$5,000,000 (or its equivalent in any other currency or currencies) due from it under any final judgment or any final order made or given by any court of competent jurisdiction within the period specified in the relevant judgment or if no period is specified within 10 Business Days of such final judgment being issued.

21.15 Insurance

The cancellation by any insurer of any Insurance save where replacement insurance is immediately obtained to the satisfaction of the Agent (acting reasonably).

21.16 Material adverse change

Any event or series of events occurs which, in the opinion of the Agent, has or is reasonably likely to have a Material Adverse Effect.

21.17 Acceleration

On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders, by notice to the Borrower:

(a) without prejudice to the participations of any Lender in any Loans then outstanding:

(i) cancel each Available Commitment of each Lender, whereupon each such Available Commitment shall immediately be cancelled and the

Facility shall immediately cease to be available for further utilisation; or

(ii) cancel any part of any Commitment (and reduce such Commitment accordingly), whereupon the relevant part shall immediately be cancelled (and the relevant Commitment shall be immediately reduced accordingly); and/or

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(b) declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

(c) declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders; and/or

(d) exercise or direct the Security Agent to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents.

SECTION 8 CHANGES TO PARTIES

22. CHANGES TO THE LENDERS

22.1 Assignments and transfers by the Lenders

Subject to this Clause 22, a Lender (the "Existing Lender") may:

(a) assign any of its rights; or

(b) transfer by novation any of its rights and obligations,

under the Finance Documents to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the "New Lender").

22.2 Conditions of assignment or transfer

(a) The consent of the Borrower is not required for any assignment or transfer by a Lender pursuant to this Clause 22.

(b) A transfer will be effective only if the procedure set out in Clause 22.5 (Procedure for transfer) is complied with.

(c) An assignment will be effective only if the procedure and conditions set out in Clause 22.6 (Procedure for assignment) are complied with.

22.3 Assignment or transfer fee

The New Lender shall, no later than five Business Days prior to the date upon which an assignment or transfer is intended to take effect, pay to the Agent (for its own account) a fee of US$3,500.

22.4 Limitation of responsibility of Existing Lenders

(a) Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i) the legality, validity, effectiveness, adequacy or enforceability of the

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Finance Documents or any other documents;

(ii) the financial condition of the Borrower;

(iii) the performance and observance by the Borrower of its obligations under the Finance Documents or any other documents; or

(iv) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document, and any representations or warranties implied by law are excluded.

(b) Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i) has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of the Borrower and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(ii) will continue to make its own independent appraisal of the creditworthiness of the Borrower and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c) Nothing in any Finance Document obliges an Existing Lender to:

(i) accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 22; or

(ii) support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by the Borrower of its obligations under the Finance Documents or otherwise.

22.5 Procedure for transfer

(a) Subject to the conditions set out in Clause 22.2 (Conditions of assignment or transfer), a transfer is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it no less than five Business Days before the proposed Transfer Date by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed

Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b) The Agent shall not be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender unless it is satisfied that it has completed all "know your customer" and other similar procedures that it is

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required (or deems desirable) to conduct in relation to the transfer to such New Lender.

(c) On the Transfer Date:

(i) to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents and in respect of the Transaction Security each of the Borrower and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security and their respective rights against one another under the Finance Documents shall be cancelled (being the "Discharged Rights and Obligations");

(ii) each of the Borrower and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as the Borrower and the New Lender have assumed and/or acquired the same in place of the Borrower and the Existing Lender;

(iii) the Agent, the Security Agent, the Arranger, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Security Agent, the Arranger and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and (iv) the New Lender shall become a Party as a "Lender".

(d) The procedure set out in this Clause 22.5 shall not apply to any right or obligation under any Finance Document (other than this Agreement) if and to the extent its terms, or any laws or regulations applicable thereto, provide for or require a different means of transfer of such right or obligation or prohibit or restrict any transfer of such right or obligation, unless such prohibition or restriction shall not be applicable to the relevant transfer or each condition of any applicable restriction shall have been satisfied.

22.6 Procedure for assignment

(a) Subject to the conditions set out in Clause 22.2 (Conditions of assignment or transfer), an assignment may be effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Assignment Agreement delivered to it no less than five Business Days before the proposed Transfer Date by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

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(b) The Agent shall not be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender unless it is satisfied that it has completed all "know your customer" and other similar procedures that it is required (or deems desirable) to conduct in relation to the assignment to such New Lender.

(c) On the Transfer Date:

(i) the Existing Lender will assign absolutely to the New Lender the rights under the Finance Documents and in respect of the Transaction Security expressed to be the subject of the assignment in the Assignment Agreement;

(ii) the Existing Lender will be released by the Borrower and the other Finance Parties from the obligations owed by it (the "Relevant Obligations") and expressed to be the subject of the release in the Assignment Agreement (and any corresponding obligations by which it is bound in respect of the Transaction Security); and

(iii) the New Lender shall become a Party as a "Lender" and will be bound by obligations equivalent to the Relevant Obligations.

(d) Lenders may utilise procedures other than those set out in this Clause 22.6 to assign their rights under the Finance Documents (but not, without the consent of the Borrower or unless in accordance with Clause 22.5 (Procedure for transfer), to obtain a release by the Borrower from the obligations owed to the Borrower by the Lenders nor the assumption of equivalent obligations by a New

Lender) provided that they comply with the conditions set out in Clause 22.2 (Conditions of assignment or transfer).

(e) The procedure set out in this Clause 22.6 shall not apply to any right or obligation under any Finance Document (other than this Agreement) if and to the extent its terms, or any laws or regulations applicable thereto, provide for or require a different means of assignment of such right or release or assumption of such obligation or prohibit or restrict any assignment of such right or release or assumption of such obligation, unless such prohibition or restriction shall not be applicable to the relevant assignment, release or assumption or each condition of any applicable restriction shall have been satisfied.

22.7 Copy of Transfer Certificate or Assignment Agreement to Borrower

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Assignment Agreement, send to the Borrower a copy of that Transfer Certificate or Assignment Agreement.

22.8 Existing consents and waivers

A New Lender shall be bound by any consent, waiver, election or decision given or made by the relevant Existing Lender, or by the Majority Lenders, or otherwise in

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accordance with, under or pursuant to any Finance Document prior to the coming into effect of the relevant assignment or transfer to such New Lender.

22.9 Exclusion of Agent's liability

In relation to any assignment or transfer pursuant to this Clause 22, each Party acknowledges and agrees that the Agent shall not be obliged to enquire as to the accuracy of any representation or warranty made by a New Lender in respect of its eligibility as a Lender.

22.10 Security over Lenders' rights

In addition to the other rights provided to Lenders under this Clause 22, each Lender may without consulting with or obtaining consent from the Borrower, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including:

(a) any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b) any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i) release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(ii) require any payments to be made by the Borrower other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

22.11 Universal succession (assignments and transfers)

(a) If a Lender is to be merged with any other person by universal succession, such Lender shall, at its own cost within forty-five days of that merger furnish to the Agent:

(i) an original or certified true copy of a legal opinion issued by a qualified legal counsel practicing law in its jurisdiction of incorporation confirming that all such Lender’s assets, rights and obligations generally have been duly vested in the succeeding entity who has succeeded to all relationships as if those assets, rights and obligations had been originally acquired, incurred or entered into by the succeeding entity; and

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(ii) an original or certified true copy of a written confirmation by either the Lender’s legal counsel or such other legal counsel acceptable to the Agent and for the benefit of the Agent (in its capacity as agent of the Lenders) that the laws of Hong Kong and of the jurisdiction in which the Facility Office of such Lender is located recognise such merger by universal succession under the relevant foreign laws, whereupon a transfer and novations of all such Lender’s assets, rights and obligations to its succeeding entity shall have been, or be deemed to have been, duly effected as at the date of that merger.

(b) If such Lender, in a universal succession, does not comply with the requirements under this Clause 22.11, the Agent has the right to decline to recognise the succeeding entity and demand such Lender and the succeeding entity to either sign and deliver a Transfer Certificate to the Agent evidencing the disposal of all rights and obligations of such Lender to that succeeding entity, or provide or enter into such documents, or make such arrangements acceptable to the Agent (acting on the advice of the Lender’s legal counsel (any legal costs so incurred shall be borne by the relevant Lender)) in order to establish that all rights and obligations of the relevant Lender under this Agreement have been transferred to and assumed by the succeeding entity.

23. CHANGES TO THE BORROWER

The Borrower may not assign any of its rights or transfer any of its rights or obligations under the Finance Documents, except with the prior written consent of all the Lenders.

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SECTION 9 THE FINANCE PARTIES

24. ROLE OF THE ADMINISTRATIVE PARTIES

24.1 The Agent and the Security Agent

(a) Each of the Arranger, and the Lenders appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b) The Security Agent declares that it holds the Security Property on trust for the Secured Parties on the terms contained in this Agreement and the other Finance Documents.

(c) Each of the Finance Parties authorises the Agent and the Security Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent and the Security Agent (as applicable) under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

24.2 Enforcement through Security Agent only

The Secured Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any right, power, authority or discretion arising under the Transaction Security Documents except through the Security Agent.

24.3 Instructions

(a) Subject to paragraph (d) below, each of the Agent and the Security Agent shall:

(i) unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent or Security Agent (as applicable) in accordance with any instructions given to it by:

(A) all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and

(B) in all other cases, the Majority Lenders; and

(ii) not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above (or, if this Agreement stipulates the matter is a decision for any other Finance Party or group of Finance Parties, from that Finance Party or group of Finance Parties (as applicable)).

(b) Each of the Agent and the Security Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other

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Finance Party or group of Finance Parties, from that Finance Party or group of Finance Parties

(as applicable)) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Agent or Security Agent (as applicable) may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

(c) Save in the case of decisions stipulated to be a matter for any other Finance Party or group of Finance Parties under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent or Security Agent (as applicable) by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.

(d) Paragraph (a) above shall not apply:

(i) where a contrary indication appears in a Finance Document;

(ii) where a Finance Document requires the Agent or the Security Agent to act in a specified manner or to take a specified action;

(iii) in respect of any provision which protects the Agent's or the Security Agent's own position in its personal capacity as opposed to its role of Agent or Security Agent for the relevant Finance Parties or Secured Parties (as applicable) including, Clause 24.6 (No fiduciary duties) to Clause 24.11 (Exclusion of liability), Clause 24.14 (Confidentiality) to Clause 24.21 (Custodians and nominees) and Clause 24.24 (Acceptance of Title) to Clause 24.29 (Disapplication of trustee legislation);

(iv) in respect of the exercise of the Security Agent's discretion to exercise a right, power or authority under any of:

(A) Clause 25.1 (Order of application);

(B) Clause 25.2 (Prospective liabilities); and (C) Clause 25.5 (Permitted Deductions).

(e) If giving effect to instructions given by the Majority Lenders would (in the Agent's or (as applicable) the Security Agent's opinion) have an effect equivalent to an amendment or waiver referred to in Clause 33 (Amendments and Waivers), the Agent or (as applicable) Security Agent shall not act in accordance with those instructions unless consent to it so acting is obtained from each Party (other than the Agent or Security Agent) whose consent would have been required in respect of that amendment or waiver.

(f) In exercising any discretion to exercise a right, power or authority under the Finance Documents where either:

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(i) it has not received any instructions as to the exercise of that discretion; or

(ii) the exercise of that discretion is subject to paragraph (d)(iv) above,

the Agent or Security Agent shall do so having regard to the interests of (in the case of the Agent) all the Finance Parties and (in the case of the Security Agent) all the Secured Parties.

(g) The Agent or the Security Agent (as applicable) may refrain from acting in accordance with any instructions of any Finance Party or group of Finance Parties until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions.

(h) Without prejudice to the remainder of this Clause 24.3 (Instructions), in the absence of instructions, each of the Agent and the Security Agent may act (or refrain from acting) as it considers in its discretion to be appropriate.

(i) Neither the Agent nor the Security Agent is authorised to act on behalf of a Finance Party (without first obtaining that Finance Party's consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph (i) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Security Documents or the enforcement of the Transaction Security or Security Documents.

(j) In relation to the Transaction Security:

(i) the Security Agent may refrain from enforcing the Transaction Security unless instructed otherwise by the Majority Lenders;

(ii) the Majority Lenders may give or refrain from giving instructions to the Security Agent to enforce or refrain from enforcing the Transaction Security as they see fit;

(iii) the Security Agent is entitled to rely on and comply with enforcement instructions;

(iv) the Security Agent may, subject to any contrary instructions from the Majority Lenders, cease enforcement at any time;

(v) the Security Agent shall, subject to the terms of the Transaction Security Documents, enforce any Transaction Security in such manner as the Majority Lenders shall instruct, or, in the absence of any such instructions, as the Security Agent considers in its discretion to be appropriate; and

(vi) each Party waives its rights for any Transaction Security to be enforced in a particular manner or at a particular time, or that any sum recovered from any person is applied in a particular manner.

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24.4 Duties of the Agent and Security Agent

(a) The duties of the Agent and the Security Agent under the Finance Documents are solely mechanical and administrative in nature.

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(b)

Subject to paragraph (d) below, each of the Agent and the Security Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent or Security Agent (as applicable) for that Party by any other Party.

(c) The Security Agent shall promptly:

(i) copy to the Agent the contents of any notice or document received by it from the Borrower under any Finance Document; and

(ii) inform the Agent of the occurrence of any Default or any default by the Borrower in the due performance of or compliance with its obligations under any Finance Document of which the Security Agent has received notice from any other Party.

(d) Without prejudice to Clause 22.7 (Copy of Transfer Certificate or Assignment Agreement to Borrower ), paragraph (b) above shall not apply to any Transfer Certificate or any Assignment Agreement.

(e) Except where a Finance Document specifically provides otherwise, neither the Agent nor the Security Agent is obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(f) If the Agent receives notice from a Party referring to any Finance Document, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(g) If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than to any other Administrative Party) under this Agreement, it shall promptly notify the other Finance Parties.

(h) Each of the Agent and the Security Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

24.5 Role of the Arranger

Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

24.6 No fiduciary duties

(a) Nothing in any Finance Document constitutes:

(i) the Agent or the Arranger as a trustee or fiduciary of any other person; or

(ii) the Security Agent as a trustee, agent or fiduciary of the Borrower.

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(b)

No Administrative Party shall be bound to account to any other Finance Party or (in the case of the Security Agent) any Secured Party for any sum or the profit element of any sum received by it for its own account.

24.7 Business with the Borrower

(a) Any Administrative Party may accept deposits from, lend money to and generally engage in any kind of banking or other business with the Borrower or any Affiliate of the Borrower.

(b) Nothing in this Agreement shall require any Administrative Party to carry on an activity of the kind specified by any provision of Part 1 of Schedule 5 of the Securities and Futures Ordinance (Cap. 571) (the "SFO") of the Laws of Hong Kong or require the Agent to lend money to the Borrower in its capacity as Agent.

(c) The Security Agent, in its absolute discretion, may, at any time:

(i) delegate any of the functions which fall to be performed by an authorized person under the SFO to any the Agent or any other person which also has the necessary authorisations and licences; and

(ii) apply for authorisation under the SFO and perform any or all such functions itself if, in its absolute discretion, it considers it necessary, desirable or appropriate to do so.

24.8 Rights and discretions

(a) Each of the Agent and the Security Agent may:

(i) rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised; (ii) assume that:

(A) any instructions received by it from the Majority Lenders, any Finance Party or any group of Finance Parties are duly given in accordance with the terms of the Finance Documents; and

(B) unless it has received notice of revocation, that those instructions have not been revoked; and

(iii) rely on a certificate from any person:

(A) as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B) to the effect that such person approves of any particular dealing, transaction, step, action or thing,

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(b)

as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

Each of the Agent and the Security Agent may assume (unless it has received notice to the contrary in its capacity as agent or, as the case may be, security trustee for the Finance Parties or, as the case may be, Secured Parties) that:

(i) no Default has occurred (unless, in the case of the Agent, it has actual knowledge of a Default arising under Clause 21.1 (Non-payment));

(ii) any right, power, authority or discretion vested in any Party or any group of Lenders or Finance Parties has not been exercised; and

(iii) in the case of the Security Agent, if it receives any instructions or directions to take any action in relation to the Transaction Security, assume that all applicable conditions under the Finance Documents for taking that action have been satisfied.

(c) Each of the Agent and the Security Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

(d) Without prejudice to the generality of paragraph (c) above or paragraph (e) below, each of the Agent and the Security Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent or Security Agent (as applicable), (and so separate from any lawyers instructed by the Lenders) if the Agent or Security Agent (as applicable), in its reasonable opinion deems this to be necessary.

(e) Each of the Agent and the Security Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent, by the Security Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(f) Each of the Agent and the Security Agent may act in relation to the Finance Documents and the Security Property through its officers, employees and agents and shall not:

(i) be liable for any error of judgment made by any such person; or

(ii) be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part, of any such person,

unless such error or such loss was directly caused by the Agent's or the Security Agent's (as applicable) gross negligence or wilful misconduct.

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(b)

(g) Unless a Finance Document expressly provides otherwise each of the Agent and the Security Agent may disclose to any other Party any information it reasonably believes it has received as agent or, as the case may be, security trustee under the Finance Documents.

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(h) Notwithstanding any other provision of any Finance Document to the contrary, no Administrative Party is obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(i) Notwithstanding any provision of any Finance Document to the contrary, neither the Agent nor the Security Agent is obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

(j) The Agent shall be entitled to deal with money paid to it by any person for the purposes of this Agreement in the same manner as other money paid to a banker by its customers except that it shall not be liable to account to any person for any interest or other amounts in respect of the money.

(k) The fees, commissions and expenses payable to the Agent for services rendered and the performance of its obligations under this Agreement shall not be abated by any remuneration or other amounts or profits receivable by the Agent (or by any of its associates) in connection with any other transaction effected by the Agent with or for the Lenders or the Borrower.

(l) Without prejudice to Clause 24.3 (Instructions), the Security Agent may (but shall not be obliged to), in the absence of instructions to the contrary, take such action in the exercise of any of its powers and duties under the Finance Documents as it considers in its discretion to be appropriate.

(m) The Security Agent may carry out what in its discretion it considers to be administrative acts, or acts which are incidental to any instruction, but no such instruction can override any administrative or incidental act performed prior to its receipt.

24.9 Responsibility for documentation

No Administrative Party is responsible or liable for:

(a) the adequacy, accuracy or completeness of any information (whether oral or written) supplied by any Administrative Party, the Borrower or any other person in or in connection with any Finance Document or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; or

(b) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or the Security Property or any other agreement, arrangement or

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document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Security Property.

24.10 No duty to monitor

No Administrative Party shall be bound to enquire:

(a) whether or not any Default has occurred;

(b) as to the performance, default or any breach by any Party of its obligations under any Finance Document; or

(c) whether any other event specified in any Finance Document has occurred.

24.11 Exclusion of liability

(a) Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Agent, the Security Agent or any Receiver or Delegate), none of the Agent, the Security Agent nor any Receiver or Delegate will be liable (including for negligence or any other category of liability whatsoever) for:

(i) any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or the Security Property, unless directly caused by its gross negligence or wilful misconduct;

(ii) exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the Security Property;

(iii) any shortfall which arises on the enforcement or realisation of the Security Property; or

(iv) without prejudice to the generality of paragraphs (i) to (iii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of:

(A) any act, event or circumstance not reasonably within its control; or

(B) the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event);

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breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b) No Party (other than the Agent, the Security Agent, that Receiver or that Delegate (as applicable)) may take any proceedings against any officer, employee or agent of the Agent, the Security Agent, a Receiver or a Delegate (as applicable), in respect of any claim it might have against the Agent, the Security Agent, a Receiver or a Delegate (as applicable) or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Security Property and any officer, employee or agent of the Agent, the Security Agent, a Receiver or a Delegate (as applicable) may rely on this paragraph (b).

(c) Neither the Agent nor the Security Agent will be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent or the Security Agent (as applicable) if the Agent or the Security Agent (as applicable) has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent or the Security Agent (as applicable) for that purpose.

(d) Nothing in this Agreement shall oblige any Administrative Party to conduct:

(i) any "know your customer" or other procedures in relation to any person; or

(ii) any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Finance Party or for any Affiliate of a Finance Party,

on behalf of any Finance Party and each Finance Party confirms to each Administrative Party that it is solely responsible for any such procedures or checks it is required to conduct and that it may not rely on any statement in relation to such procedures or checks made by any Administrative Party.

(e) Without prejudice to any provision of any Finance Document excluding or limiting the liability of the Agent, the Security Agent, any Receiver or Delegate, any liability of the Agent, the Security Agent, any Receiver or Delegate arising under or in connection with any Finance Document or the Security Property shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Agent, the Security Agent, Receiver or Delegate or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent, the Security Agent, any Receiver or Delegate at any time which increase the amount of that loss. In no event shall the Agent, the Security Agent, any Receiver or Delegate be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages,

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whether or not the Agent, the Security Agent, the Receiver or Delegate has been advised of the possibility of such loss or damages. The provisions of this Clause shall survive the termination or expiry of this Agreement or the resignation or removal of the Agent or the Security Agent.

24.12 Lenders' indemnity to the Agent and Security Agent

(a) Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, the Security Agent and every Receiver and every Delegate, within three Business Days of demand, against any cost, loss or liability (including for negligence or any other category of liability whatsoever) incurred by any of them (otherwise than by reason of the Agent's, the Security Agent's or the Receiver's or the Delegate's gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 27.10 (Disruption to payment systems etc.), notwithstanding the Agent's negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent, Security Agent, Receiver or Delegate under the Finance Documents (unless the relevant Agent, Security Agent, Receiver or Delegate has been reimbursed by the Borrower pursuant to a Finance Document).

(b) Subject to paragraph (c) below, the Borrower shall immediately on demand reimburse any Lender for any payment that Lender makes to the Agent or the Security Agent, any Receiver or any Delegate pursuant to paragraph (a) above.

(c) Paragraph (b) above shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Agent, the Security Agent, any Receiver or, as the case may be, any Delegate to the Borrower.

(d) Each indemnity given by a Party under or in connection with a Finance Document is a continuing obligation, independent of the party’s other obligations under or in connection with that or any other Finance Document and survives after that Finance Document is terminated. It is not necessary for a Finance Party to pay any amount or incur any expense before enforcing an indemnity under or in connection with this Agreement or any other Finance Document.

24.13 Resignation of the Agent and the Security Agent

(a) Each of the Agent and the Security Agent may resign and appoint one of its Affiliates acting through an office in Hong Kong as successor by giving notice to the other Finance Parties and the Borrower.

(b) Alternatively, the Agent or the Security Agent may resign by giving 30 days' notice to the other Finance Parties and the Borrower, in which case the Majority Lenders (after consultation with the other Finance Parties and the Borrower) may appoint a successor Agent or Security Agent (as applicable).

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(c) If the Majority Lenders have not appointed a successor Agent or Security Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the retiring Agent or Security Agent (as applicable) (after consultation with the other Finance Parties) may appoint a successor Agent or Security Agent (as applicable) (acting through an office in Hong Kong).

(d) If the Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Agent is entitled to appoint a successor Agent under paragraph (c) above, the Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Agent to become a party to this Agreement as Agent) agree with the proposed successor Agent amendments to this Clause 24 and any other term of this Agreement dealing with the rights or obligations of the Agent consistent with then current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to the agency fee payable under this Agreement which are consistent with the successor Agent's normal fee rates and those amendments will bind the Parties.

(e) The retiring Agent or Security Agent (as applicable) shall make available to the successor Agent or Security Agent (as applicable) such documents and records and provide such assistance as the successor Agent or Security Agent (as applicable) may reasonably request for the purposes of performing its functions as Agent or Security Agent (as applicable) under the Finance Documents. The Borrower shall, within three Business Days of demand, reimburse the retiring Agent or Security Agent (as applicable) for the amount of all costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance.

(f) The resignation notice of the Agent or Security Agent (as applicable) shall only take effect upon:

(i) the appointment of a successor; and

(ii) (in the case of the Security Agent) the transfer of the Security Property to that successor.

(g) Upon the appointment of a successor, the retiring Agent or Security Agent (as applicable) shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (ii) of Clause 24.25 (Winding up of trust) and paragraph (e) above above) but shall remain entitled to the benefit of Clause 15.3 (Indemnity to the Agent), Clause 15.4 (Indemnity to the Security Agent) and this Clause 24 (and any fees for the account of the retiring Agent or Security Agent (as applicable) shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations among themselves as they would have had if such successor had been an original Party.

(h) After consultation with the Borrower, the Majority Lenders may, by giving 30 days' notice to the Agent or the Security Agent (as applicable), require it to resign in accordance with paragraph (b) above. In this event, the Agent or the Security Agent (as applicable) shall resign in accordance with paragraph (b)

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above but the cost referred to in paragraph (e) above shall be for the account of the Borrower.

(i) The Agent shall resign in accordance with paragraph (b) above if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents:

(i) the Agent fails to respond to a request under Clause 12.7 (FATCA information) and a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii) the information supplied by the Agent pursuant to Clause 12.7 (FATCA information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii) the Agent notifies the Borrower and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date,

and (in each case) a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and that Lender, by notice to the Agent, requires it to resign.

24.14 Confidentiality

(a) In acting as agent or trustee for the Finance Parties, the Agent or Security Agent (as applicable) shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b) If information is received by another division or department of the Agent or Security Agent, it may be treated as confidential to that division or department and the Agent or Security Agent (as applicable) shall not be deemed to have notice of it.

(c) The Agent and Security Agent shall not be obliged to disclose to any Finance Party any information supplied to it by the Borrower or any Affiliates of the Borrower on a confidential basis and for the purpose of evaluating whether any waiver or amendment is or may be required or desirable in relation to any Finance Document.

24.15 Relationship with the Lenders

(a) The Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent's principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(i) entitled to or liable for any payment due under any Finance Document on that day; and

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(ii) entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any

Finance Document made or delivered on that day,

unless it has received not less than five Business Days' prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b) The Lenders shall supply the Agent with any information that the Security Agent may reasonably specify (through the Agent) as being necessary or desirable to enable the Security Agent to perform its functions as Security Agent. Each Lender shall deal with the Security Agent exclusively through the Agent.

(c) Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 29.5 (Electronic communication)) electronic mail address and/or any other information required to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address (or such other information), department and officer by that Lender for the purposes of Clause 29.2 (Addresses) and paragraph (a) of Clause 29.5 (Electronic communication) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

(d) The Security Agent shall be entitled to carry out all dealings with the Lenders and the Arranger, through the Agent and may give to the Agent any notice or other communication required to be given by the Security Agent to a Lender.

24.16 Credit appraisal by the Lenders

Without affecting the responsibility of the Borrower for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to each Administrative Party that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including:

(a) the financial condition, status and nature of the Borrower;

(b) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Security Property and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Security Property;

(c) whether that Finance Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Security Property, the transactions contemplated by the Finance Documents or any other agreement, arrangement

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or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Security Property;

(d) the adequacy, accuracy or completeness of any other information provided by any Administrative Party, any other Party or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e) the right or title of any person in or to, or the value or sufficiency of any part of, the Security Property, the priority of any of the Transaction Security or the existence of any Security affecting the Security Property, and each Secured Party warrants to the Agent and Security Agent that it has not relied on the Agent and Security Agent in respect of any of these matters.

24.17 Agent's and Security Agent's management time

(a) Any amount payable to the Agent or the Security Agent under Clause 15.3 (Indemnity to the Agent), Clause 15.4 (Indemnity to the Security Agent), Clause 16 (Costs and Expenses) and Clause 24.12 (Lenders' indemnity to the Agent and Security Agent) shall include the cost of utilising the management time or other resources of the Agent or the Security Agent (as applicable) and will be calculated on the basis of such reasonable daily or hourly rates as the Agent or the Security Agent (as applicable) may notify to the Borrower and the other Finance Parties, and is in addition to any fee paid or payable to the Agent or the Security Agent (as applicable) under Clause 11 (Fees).

(b) Without prejudice to paragraph (a) above, in the event of:

(i) a Default; or

(ii) the Security Agent considering it necessary or expedient; or

(iii) the Security Agent being requested by the Borrower or the Majority Lenders to undertake duties which the Security Agent and the Borrower agree to be of an exceptional nature or outside the scope of the normal duties of the Security Agent under the Finance Documents; or

(iv) the Security Agent and the Borrower agreeing that it is otherwise appropriate in the circumstances,

the Borrower shall pay to the Security Agent any additional remuneration that may be agreed between them or determined pursuant to paragraph (c) below.

(c) If the Security Agent and the Borrower fail to agree upon the nature of the duties, or upon the additional remuneration referred to in paragraph (b) above or whether additional remuneration is appropriate in the circumstances, any dispute shall be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Security Agent and approved by the Borrower or, failing approval, nominated (on the application of the Security Agent) by the

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President for the time being of the Law Society of Hong Kong (the costs of the nomination and of the investment bank being payable by the Borrower) and the determination of any investment bank shall be final and binding upon the Parties.

24.18 Deduction from amounts payable by the Agent

If any Party owes an amount to the Agent or the Security Agent under the Finance Documents the Agent or Security Agent (as the case may be) may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent or Security Agent (as the case may be) would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

24.19 No responsibility to perfect Transaction Security

The Security Agent shall not be liable for any failure to:

(a) require the deposit with it of any deed or document certifying, representing or constituting the title of the Borrower to any of the Security Property;

(b) obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any Finance Document or the Transaction Security;

(c) register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any law or regulation or to give notice to any person of the execution of any Finance Document or of the Transaction Security;

(d) take, or to require the Borrower to take, any step to perfect its title to any of the Security Property or to render the Transaction Security effective or to secure the creation of any ancillary Security under any law or regulation; or

(e) require any further assurance in relation to any Transaction Security Document.

24.20 Insurance by Security Agent

(a) The Security Agent shall not be obliged:

(i) to insure any of the Security Property;

(ii) to require any other person to maintain any insurance; or

(iii) to verify any obligation to arrange or maintain insurance contained in any Finance Document,

and the Security Agent shall not be liable for any damages, costs or losses to any person as a result of the lack of, or inadequacy of, any such insurance.

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(b) Where the Security Agent is named on any insurance policy as an insured party, it shall not be liable for any damages, costs or losses to any person as a result of its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind, unless the Majority Lenders request it to do so in writing and the Security Agent shall have failed to do so within 14 days after receipt of that request.

24.21 Custodians and nominees

The Security Agent may appoint and pay any person to act as a custodian or nominee on any terms in relation to any asset of the trust as the Security Agent may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Security Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.

24.22 Delegation by the Security Agent

(a) Each of the Security Agent, any Receiver and any Delegate may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any right, power, authority or discretion vested in it in its capacity as such.

(b) That delegation may be made upon any terms and conditions (including the power to sub-delegate) and subject to any restrictions that the Security Agent, that Receiver or that Delegate (as the case may be) may, in its discretion, think fit in the interests of the Secured Parties.

(c) No Security Agent, Receiver or Delegate shall be bound to supervise, or be in any way responsible for any damages, costs or losses incurred by reason of any misconduct, omission, act or default on the part of, any such delegate or subdelegate.

24.23 Additional Security Agents

(a) The Security Agent may at any time appoint (and subsequently remove) any person to act as a separate trustee or as a co-trustee jointly with it:

(i) if it considers that appointment to be in the interests of the Secured Parties;

(ii) for the purposes of conforming to any legal requirement, restriction or condition which the Security Agent deems to be relevant; or (iii) for obtaining or enforcing any judgment in any jurisdiction, and the Security Agent shall give prior notice to the Borrower and the Finance Parties of that appointment.

(b) Any person so appointed shall have the rights, powers, authorities and discretions (not exceeding those given to the Security Agent under or in

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connection with the Finance Documents) and the duties, obligations and responsibilities that are given or imposed by the instrument of appointment.

(c) The remuneration that the Security Agent may pay to that person, and any costs and expenses (together with any applicable Indirect Tax) incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Security Agent.

24.24 Acceptance of Title

The Security Agent shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that the Borrower may have to any of the Security Property and shall not be liable for, or bound to require the Borrower to remedy, any defect in its right or title.

24.25 Winding up of trust

If the Security Agent, with the approval of the Majority Lenders, determines that:

(a) all of the Secured Liabilities and all other obligations secured by the Transaction Security Documents have been fully and finally discharged; and

(b) no Secured Party is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to the Borrower pursuant to the Finance Documents,

then:

(i) the trusts set out in this Agreement shall be wound up and the Security Agent shall release, without recourse or warranty, all of the Transaction Security and the rights of the Security Agent under each of the Transaction Security Documents; and

(ii) any Security Agent which has resigned pursuant to Clause 24.13 (Resignation of the Agent and the Security Agent) shall release, without recourse or warranty, all of its rights under each of the Transaction Security Documents.

24.26 Trustee division separate

(a) In acting as trustee for the Secured Parties, the Security Agent shall be regarded as acting through its trustee division which shall be treated as a separate entity from any of its other divisions or departments.

(b) If information is received by another division or department of the Security Agent, it may be treated as confidential to that division or department and the Security Agent shall not be deemed to have notice of it.

24.27 Conflict with the Transaction Security Documents

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If there is any conflict between this Agreement and any Transaction Security Document with regard to instructions to, or other matters affecting, the Security Agent, this Agreement will prevail.

24.28 Powers supplemental to trustee legislation

The rights, powers, authorities and discretions given to the Security Agent under or in connection with the Finance Documents shall be supplemental to the Trustee Ordinance (Cap. 29 of the Laws of Hong Kong) and in addition to any which may be vested in the Security Agent by law or regulation or otherwise.

24.29 Disapplication of trustee legislation

Section 3A of the Trustee Ordinance (Cap. 29 of the Laws of Hong Kong) shall not apply to the duties of the Security Agent in relation to the trusts constituted by this Agreement. Where there are any inconsistencies between the Trustee Ordinance (Cap. 29 of the Laws of Hong Kong) and the provisions of this Agreement, the provisions of this Agreement shall, to the extent permitted by law and regulation, prevail and, in the case of any inconsistency with the Trustee Ordinance (Cap. 29 of the Laws of Hong Kong), the provisions of this Agreement shall prevail.

25. APPLICATION OF PROCEEDS

25.1 Order of application

Subject to Clause 25.2 (Prospective liabilities), all amounts from time to time received or recovered by the Security Agent pursuant to the terms of any Finance Document or in connection with the realisation or enforcement of all or any part of the Transaction Security (for the purposes of this Clause 25, the "Recoveries") shall be held by the Security Agent on trust to apply them at any time as the Security Agent (in its discretion) sees fit, to the extent permitted by applicable law (and subject to the provisions of this Clause 25), in the following order:

(a) in discharging any sums owing to the Security Agent, any Receiver or any Delegate;

(b) in payment of all costs and expenses incurred by the Agent or any Secured Party in connection with any realisation or enforcement of the Transaction Security taken in accordance with the terms of this Agreement;

(c) in payment to the Agent for application in accordance with Clause 27.5 (Partial payments);

(d) if the Borrower is not under any further actual or contingent liability under any Finance Document, in payment to any person to whom the Security Agent is obliged to pay in priority to the Borrower; and

(e) the balance, if any, in payment to the Borrower.

25.2 Prospective liabilities

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Following the Agent's exercise of any of its rights under Clause 21.17 (Acceleration) the Security Agent may, in its discretion, hold any amount of the Recoveries in an interest bearing suspense or impersonal account(s) in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall think fit (the interest being credited to the relevant account) for later application under Clause 25.1 (Order of application) in respect of:

(a) any sum payable to the Security Agent, any Receiver or any Delegate; and

(b) any part of the Secured Liabilities,

that the Security Agent reasonably considers, in each case, might become due or owing at any time in the future.

25.3 Investment of proceeds

Following an Event of Default, prior to the application of the Recoveries in accordance with Clause 25.1 (Order of application) the Security Agent may, in its discretion, hold all or part of those proceeds in an interest bearing suspense or impersonal account(s) in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall think fit (the interest being credited to the relevant account) pending the application from time to time of those moneys in the Security Agent's discretion in accordance with the provisions of this Clause 25.

25.4 Currency Conversion

(a) For the purpose of, or pending the discharge of, any of the Secured Liabilities the Security Agent may convert any moneys received or recovered by the Security Agent from the currency received to the currency in which any of the Secured Liabilities are due (including by converting through a third currency if it is necessary to do so), in an amount not in excess of the amount the Security Agent reasonably believes is necessary to satisfy the Secured Liabilities due in such currency, at the Security Agent's Spot Rate of Exchange for such conversion.

(b) The obligations of the Borrower to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

25.5 Permitted Deductions

The Security Agent shall be entitled, in its discretion:

(a) to set aside by way of reserve amounts required to meet, and to make and pay, any deductions and withholdings (on account of taxes or otherwise) which it is or may be required by any applicable law to make from any distribution or payment made by it under this Agreement; and

(b) to pay all Taxes which may be assessed against it in respect of any of the Security Assets, or as a consequence of performing its duties, or by virtue of its capacity as Security Agent under any of the Finance Documents or otherwise

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(other than in connection with its remuneration for performing its duties under this Agreement).

25.6 Good Discharge

(a) Any payment to be made in respect of the Secured Liabilities by the Security Agent may be made to the Agent on behalf of the Finance Parties and any payment made in that way shall be a good discharge, to the extent of that payment, by the Security Agent.

(b) The Security Agent is under no obligation to make the payments to the Agent under paragraph (a) of this Clause 25.6 in the same currency as that in which the obligations and liabilities owing to the relevant Finance Party are denominated.

26. SHARING AMONG THE FINANCE PARTIES

26.1 Payments to Finance Parties

If a Finance Party (a "Recovering Finance Party") receives or recovers (whether by set-off or otherwise) any amount from the Borrower other than in accordance with Clause 27 (Payment Mechanics) (a "Recovered Amount") and applies that amount to a payment due under the Finance Documents then:

(a) the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery to the Agent;

(b) the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 27 (Payment Mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(c) the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 27.5 (Partial payments).

26.2 Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the Borrower and distribute it between the Finance Parties (other than the Recovering Finance Party) (the "Sharing Finance Parties") in accordance with Clause 27.5 (Partial payments) towards the obligations of the Borrower to the Sharing Finance Parties. The Agent shall also treat any amount retained by the Recovering Finance Party as if it had been paid by the Borrower and distributed by the Agent to the Recovering Finance Party.

26.3 Recovering Finance Party's rights

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(a) On a distribution by the Agent under Clause 26.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from the Borrower, as between the Borrower and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by the Borrower.

(b) If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (a) above, the Borrower shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable, to the extent the Recovering Finance Party was entitled, as between the Borrower and the Recovering Finance Party, to be paid the Recovered Amount.

26.4 Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a) each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the "Redistributed Amount"); and

(b) as between the Borrower and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by the Borrower.

26.5 Exceptions

(a) This Clause 26 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause 26, have a valid and enforceable claim against the Borrower.

(b) A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i) it notified that other Finance Party of the legal or arbitration proceedings; and

(ii) that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

SECTION 10 ADMINISTRATION

27. PAYMENT MECHANICS

27.1 Payments to the Agent

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(a) On each date on which the Borrower or a Lender is required to make a payment under a Finance Document, the Borrower or that Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b) Payment shall be made to such account in the principal financial centre of the country of that currency and with such bank as the Agent, in each case, specifies. 27.2 Distributions by the Agent

(a) Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 27.3 (Distributions to the Borrower ) and Clause 27.4 (Clawback and pre-funding) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days' notice with a bank specified by that Party in the principal financial centre of the country of that currency.

(b) The Agent shall distribute payments received by it in relation to all or any part of a Loan to the Lender indicated in the records of the Agent as being so entitled on that date provided that the Agent is authorised to distribute payments to be made on the date on which any transfer becomes effective pursuant to Clause 22 (Changes to the Lenders) to the Lender so entitled immediately before such transfer took place regardless of the period to which such sums relate.

27.3 Distributions to the Borrower

The Agent may (with the consent of the Borrower or otherwise at any time an Event of Default has occurred and is subsisting) apply any amount received by it for the Borrower in or towards payment (on the date and in the currency and funds of receipt) of any amount due from the Borrower under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

27.4 Clawback and pre-funding

(a) Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b) Unless paragraph (c) below applies, if the Agent pays an amount to another

Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

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(c) If the Agent has notified the Lenders that it is willing to make available amounts for the account of the Borrower before receiving funds from the Lenders then if and to the extent that the Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to the Borrower:

(i) the Agent shall notify the Borrower of that Lender's identity and the Borrower shall on demand refund it to the Agent; and

(ii) the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower, shall on demand pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

27.5 Partial payments

(a) If the Agent or the Security Agent (as applicable) receives a payment that is insufficient to discharge all the amounts then due and payable by the Borrower under the Finance Documents, the Agent or the Security Agent (as applicable) shall apply that payment towards the obligations of the Borrower under the Finance Documents in the following order:

(i) first, in or towards payment pro rata of any unpaid fees, costs and expenses of, and other amounts owing to, the Agent, the Security Agent, any Receiver or any Delegate under the Finance Documents;

(ii) secondly, in or towards payment pro rata of any accrued interest, fee (other than as provided in paragraph (i) above) or commission due but unpaid under the Finance Documents;

(iii) thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

(iv) fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b) The Agent shall, if so directed by the Majority Lenders, vary or instruct the Security Agent to vary (as applicable), the order set out in paragraphs (a)(ii) to (a)(iv) above. Any such variation may include the re-ordering of obligations set out in any such paragraph.

(c) Paragraphs (a) and (b) above will override any appropriation made by the Borrower.

27.6 No set-off by the Borrower

All payments to be made by the Borrower under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

27.7 Business Days

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(a) Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b) During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement, interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

27.8 Currency of account

(a) Subject to paragraphs (b) to (e) below, US Dollars is the currency of account and payment for any sum due from the Borrower under any Finance Document.

(b) A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated, pursuant to this Agreement, on its due date.

(c) Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated, pursuant to this Agreement, when that interest accrued.

(d) Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e) Any amount expressed to be payable in a currency other than US Dollars shall be paid in that other currency.

27.9 Change of currency

(a) Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i) any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Borrower); and

(ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

(b) If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Market and otherwise to reflect the change in currency.

27.10 Disruption to payment systems etc.

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If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Borrower that a Disruption Event has occurred:

(a) the Agent may, and shall if requested to do so by the Borrower, consult with the Borrower with a view to agreeing with the Borrower such changes to the operation or administration of the Facility as the Agent may deem necessary in the circumstances;

(b) the Agent shall not be obliged to consult with the Borrower in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c) the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d) any such changes agreed upon by the Agent and the Borrower shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 33 (Amendments and Waivers);

(e) the Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 27.10; and

(f) the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

27.11 Amounts paid in error

(a) If the Agent pays an amount to another Party and the Agent notifies that Party that such payment was an Erroneous Payment then the Party to whom that amount was paid by the Agent shall on demand refund the same to the Agent.

(b) Neither:

(i) the obligations of any Party to the Agent; nor

(ii) the remedies of the Agent,

(whether arising under this Clause 27.11 or otherwise) which relate to an Erroneous Payment will be affected by any act, omission, matter or thing which, but for this clause 27.11 (b), would reduce, release or prejudice any such obligation or remedy (whether or not known by the Agent or any other Party).

(c) All payments to be made by a Party to the Agent (whether made pursuant to this Clause 27.11 or otherwise) which relate to an Erroneous Payment shall be

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calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

(d) In this Agreement, "Erroneous Payment" means a payment of an amount by the Agent to another Party which the Agent determines (in its sole discretion) was made in error.

28. RESERVED

29. NOTICES

29.1 Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by electronic mail, fax or letter. All financial statements, reports and other information required to be delivered by the Borrower hereunder to the Agent, or any or all of the Finance Parties, may be delivered by the Borrower by electronic mail to the Agent in satisfaction of such requirement in accordance with the requirements of Clause 29.5 (Electronic communication).

29.2 Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a) in the case of the Borrower, that identified with its name below;

(b) in the case of each Lender, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

(c) in the case of the Agent and the Security Agent, that identified with its name below,

or any substitute address, fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days' notice.

29.3 Delivery

(a) Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will be effective:

(i) if by way of fax, only when received in legible form; or

(ii) if by way of letter, only when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address;

and, if a particular department or officer is specified as part of its address details provided under Clause 29.2 (Addresses), if addressed to that department or officer.

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(b) Any communication or document to be made or delivered to the Agent or the Security Agent will be effective only when actually received by the Agent or the Security Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent's or the Security Agent's signature below (or any substitute department or officer as the Agent or the Security Agent shall specify for this purpose).

(c) All notices from or to the Borrower shall be sent through the Agent.

(d) Any communication or document which becomes effective, in accordance with paragraphs (a) to (c) above, after 5 p.m. in the place of receipt shall be deemed only to become effective on the following day.

29.4 Notification of address and fax number

Promptly upon changing its address or fax number, the Agent shall notify the other Parties (other than the Arranger).

29.5 Electronic communication

(a) Any communication or document to be made or delivered by one Party to another under or in connection with the Finance Documents may be made or delivered by electronic mail or other electronic means (including by way of posting to a secure website) if those two Parties notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and any Party that so notifies any other Party of its electronic mail address or any other such information shall notify each such other Party of any change to its address or any other such information supplied by them by not less than five Business Days' notice.

(b) Any such electronic communication or delivery as specified in paragraph (a) above to be made between the Borrower and a Finance Party may only be made in that way to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication or delivery.

(c) Any such electronic communication or delivery as specified in paragraph (a) above made or delivered by one Party to another will be effective only when actually received (or made available) in readable form and in the case of any electronic communication or document made or delivered by a Party to the Agent or the Security Agent only if it is addressed in such a manner as the Agent or the Security Agent shall specify for this purpose.

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(d) Any electronic communication or document which becomes effective, in accordance with paragraph (c) above, after 5 p.m. in the place in which the Party to whom the relevant communication or document is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day.

(e) Any reference in a Finance Document to a communication being sent or received or a document being delivered shall be construed to include that communication or document being made available in accordance with this Clause 29.5.

29.6 Electronic communication indemnity The Borrower:

(a) acknowledges that it has asked the Finance Parties to accept instructions from the Borrower and to communicate with the Borrower by way of email, facsimile, telecopier, telex, cable, telephone, internet, use of websites, platforms, electronic channels or other electronic means ("Electronic Means");

(b) acknowledges that instructions, documents, claims and communications sent by Electronic Means may be intercepted, monitored, amended, corrupted, contain viruses, may not be confidential or secure, or be otherwise interfered with by third parties;

(c) in consideration of the Finance Parties agreeing to accept instructions, documents, claims and communications (together, "Instructions") by Electronic Means, acknowledges and agrees that:

(i) except in case of gross negligence or wilful misconduct, no Finance Party is responsible or liable to the Borrower or any third party for, and the Borrower waives any and all claims in respect of, all Losses which may be incurred as a result of any Finance Party acting or failing to act upon any Instruction sent or purportedly sent by the Borrower to that Finance Party by Electronic Means or received by the Borrower from that Finance Party by Electronic Means. "Losses" include all direct, indirect and consequential liabilities and losses, payments, damages, demands, claims, expenses and costs (including legal fees and fees, claims, demands and liabilities from a third party on a full indemnity basis), proceedings, actions and other consequences which may be suffered, sustained or incurred;

(ii) if the Borrower gives an Instruction by Electronic Means, or instructs a Finance Party to permit a beneficiary or any other person to do the same, the Borrower shall on demand indemnify, and hold that Finance Party harmless from and against, any and all Losses that that Finance Party may incur (including in respect of any payment made where the relevant instruction or claim was unauthorised);

(iii) no Finance Party has any obligation to:

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(A) verify the identity or authority of any person giving an Instruction by Electronic Means;

(B) verify the authenticity of any signature(s) (whether electronic or otherwise) on any Instruction given by Electronic Means; or

(C) seek the Borrower’s prior approval before acting on any Instruction given by Electronic Means,

however, a Finance Party may, in its absolute discretion, take steps to ascertain the validity, authenticity and origin of any Instruction (including requiring telephone verification of any Instruction) and may, where it is unable to ascertain the validity, authority or origin of any instruction, delay or refuse to act upon any Instruction or suspend or terminate any service or transaction at any time; and

(d) agrees that the indemnity in this Clause 29.6:

(i) is in addition to and not in substitution of any other indemnity given by the Borrower in favour of any Finance Party; and

(ii) does not restrict the right of any Finance Party to require the Borrower to present certain documents or notices to that Finance Party in the original form at a specified office.

29.7 English language

(a) Any notice given under or in connection with any Finance Document must be in English.

(b) All other documents provided under or in connection with any Finance Document must be:

(i) in English; or

(ii) if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

30. CALCULATIONS AND CERTIFICATES

30.1 Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

30.2 Certificates and determinations

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Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

30.3 Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Market differs, in accordance with that market practice.

31. PARTIAL INVALIDITY

If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

32. REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents. No election to affirm any Finance Document on the part of any Finance Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

33. AMENDMENTS AND WAIVERS

33.1 Required consents

(a) Subject to Clause 33.2 (All Lender matters) and Clause 33.3 (Other exceptions), any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Borrower and any such amendment or waiver will be binding on all Parties.

(b) The Agent (or, in the case of any Transaction Security Document, the Security Agent) may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 33.

33.2 All Lender matters

(a) Subject to Clause 33.4 (Changes to reference rate) an amendment or waiver of any term of any Finance Document that has the effect of changing or which relates to:

(i) the definition of "Majority Lenders" in Clause 1.1 (Definitions);

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(ii) an extension to the date of payment of any amount under the Finance Documents;

(iii) a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(iv) a change in currency of payment of any amount under the Finance Documents;

(v) an increase in any Commitment, an extension of the Availability Period or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably under the Facility;

(vi) any provision which expressly requires the consent of all the Lenders;

(vii) Clause 2.2 (Finance Parties' rights and obligations), Clause 5.1

(Delivery of a Utilisation Request), Clause 7.1 (Illegality), Clause 7.2 (Change of control), Clause 7.10 (Application of prepayments), Clause 22 (Changes to the Lenders), Clause 26 (Sharing among the Finance Parties), this Clause 33, Clause 37 (Governing Law), or Clause 38.1 (Jurisdiction of Hong Kong courts);

(viii) the nature or scope of or the release of any Transaction Security unless expressly permitted under any Finance Document; or

(ix) the manner in which the proceeds of enforcement of the Transaction Security are distributed,

shall not be made without the prior consent of all the Lenders.

(b) The Borrower and the Agent or the Security Agent, as applicable, may amend or waive a term of a Fee Letter to which they are a party.

33.3 Other exceptions

An amendment or waiver which relates to the rights or obligations of any Administrative Party may not be effected without the consent of that Administrative Party.

33.4 Changes to reference rates

(a) Subject to Clause 33.3 (Other exceptions), any amendment or waiver which relates to:

(i) providing for the use of a Replacement Reference Rate in place of (or in addition to) the affected Published Rate;

(ii)

(A) aligning any provision of any Finance Document to the use of that Replacement Reference Rate;

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(B) enabling that Replacement Reference Rate to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Reference Rate to be used for the purposes of this Agreement);

(C) implementing market conventions applicable to that Replacement Reference Rate;

(D) providing for appropriate fallback (and market disruption) provisions for that Replacement Reference Rate; or

(E) adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Reference Rate (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation, may be made with the consent of the Agent (acting on the instructions of the Majority Lenders) and the Borrower.

(b) In this clause 33.4:

"Published Rate" means:

(a) Overnight SOFR; or

(b) Term SOFR for any Quoted Tenor.

"Quoted Tenor" means, in relation to Term SOFR, any period for which that rate is customarily displayed on the relevant page or screen of an information service.

"Relevant Nominating Body" means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

"Replacement Reference Rate" means a reference rate which is:

(a) formally designated, nominated or recommended as the replacement for a Published Rate by:

(i) the administrator of that Published Rate (provided that the market or economic reality that such reference rate measures is the same as that measured by that Published Rate ); or

(ii) any Relevant Nominating Body,

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and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the "Replacement Reference Rate" will be the replacement under paragraph (ii) above;

(b) in the opinion of the Majority Lenders and the Borrower, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to a Published Rate; or

(c) in the opinion of the Majority Lenders and the Borrower, an appropriate successor to a Published Rate.

33.5 Excluded Commitments

If any Lender fails to respond to a request for a consent, waiver or amendment of or in relation to any term of any Finance Document (other than a consent, waiver, amendment referred to in Clause 33.2 (All Lender matters) or any other vote of Lenders under the terms of this Agreement within five Business Days of that request being made, unless the Borrower and the Agent agree to a longer time period in relation to such request:

(a) its Commitment shall not be included for the purpose of calculating the Total Commitments under the Facility when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Total Commitments has been obtained to approve that request; and

(b) its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.

34. CONFIDENTIAL INFORMATION

34.1 Confidentiality

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 34.2 (Disclosure of Confidential Information) and Clause 34.3 (Disclosure to numbering service providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

34.2 Disclosure of Confidential Information Any Finance Party may disclose:

(a) to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be pricesensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is

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otherwise bound by requirements of confidentiality in relation to the Confidential Information; (b) to any person:

(i) to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Agent or Security Agent and, in each case, to any of that person's Affiliates, Related Funds, Representatives and professional advisers;

(ii) with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or the Borrower and to any of that person's Affiliates, Related Funds, Representatives and professional advisers;

(iii) appointed by any Finance Party or by a person to whom paragraph (i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including any person appointed under paragraph (c) of Clause 24.15 (Relationship with the Lenders));

(iv) who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (i) or (ii) above;

(v) to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi) to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(vii) to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 22.10 (Security over Lenders' rights);

(viii) who is a Party; or

(ix) with the consent of the Borrower,

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A) in relation to paragraphs (b)(i), (b)(ii) and (b)(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall

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be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B) in relation to paragraph (iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such

Confidential Information may be price-sensitive information; or

(C) in relation to paragraphs (v), (vi) and (vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that

Finance Party, it is not practicable so to do in the circumstances;

(c) to any person appointed by that Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Borrower and the relevant Finance Party; and

(d) to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Borrower.

34.3 Disclosure to numbering service providers

(a) Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facility and/or the Borrower the following information:

(i) name of the Borrower and the Parent;

(ii) country of domicile of the Borrower and the Parent;

(iii) place of incorporation of the Borrower and the Parent;

(iv) date of this Agreement;

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(v) Clause 37 (Governing Law);

(vi) the names of the Administrative Parties;

(vii) date of each amendment and restatement of this Agreement;

(viii) amount of, and name of, the Facility;

(ix) amount of Total Commitments;

(x) currencies of the Facility;

(xi) type of Facility;

(xii) ranking of Facility;

(xiii) Final Repayment Date for the Facility;

(xiv) changes to any of the information previously supplied pursuant to paragraphs (i) to (xiii) above; and

(xv) such other information agreed between such Finance Party and the Borrower,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b) The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facility and/or the Borrower by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c) The Borrower represents that none of the information set out in paragraphs (a)(i) to (a)(xv) above is, nor will at any time be, unpublished price-sensitive information.

(d) The Agent shall notify the Borrower and the other Finance Parties of:

(i) the name of any numbering service provider appointed by the Agent in respect of this Agreement, the Facility and/or the Borrower; and

(ii) the number or, as the case may be, numbers assigned to this Agreement, the Facility and/or the Borrower by such numbering service provider.

34.4 Entire agreement

This Clause 34 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

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34.5 Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

34.6 Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Borrower:

(a) of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (b)(v) of Clause 34.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b) upon becoming aware that Confidential Information has been disclosed in breach of this Clause 34.

34.7 Continuing obligations

The obligations in this Clause 34 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of 12 months from the earlier of:

(a) the date on which all amounts payable by the Borrower under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b) the date on which such Finance Party otherwise ceases to be a Finance Party.

34.8 Data privacy

An Administrative Party may collect, use and disclose personal data about the Borrower and/or other Finance Parties (if it is an individual) or individuals associated with the Borrower and/or Finance Parties (whether or not it is an individual), so that that Administrative Party can carry out its obligations to the Borrower and/or, as the case may be, other Finance Party and for other related purposes, including auditing, monitoring and analysis of its business, fraud and crime prevention, money laundering, legal and regulatory compliance, and the marketing by that Administrative Party or members of the HSBC Group of other services. The Administrative Parties may also transfer the personal data to any country (including countries outside where that Administrative Party provides the services to be provided under the terms of this Agreement where there may be less stringent data protection laws) to process information on that Administrative Party’s behalf. Wherever it is processed by that Administrative Party or its agents or delegates within the HSBC Group, the personal data will be protected by security measures and a degree of care to which all members of the HSBC Group and their staff are subject and will only be used in accordance with that Administrative Party’s instructions.

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35. CONFIDENTIALITY OF FUNDING RATES

35.1 Confidentiality and disclosure

(a) The Agent and the Borrower agree to keep each Funding Rate confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b) and (c) below.

(b) The Agent may disclose:

(i) any Funding Rate to the Borrower pursuant to Clause 8.4 (Notification of rates of interest); and

(ii) any Funding Rate to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Agent and the relevant Lender.

(c) The Agent may disclose any Funding Rate, and the Borrower may disclose any Funding Rate, to:

(i) any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Funding Rate is to be given pursuant to this paragraph (i) is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or is otherwise bound by requirements of confidentiality in relation to it;

(ii) any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the Borrower, as the case may be, it is not practicable to do so in the circumstances;

(iii) any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion

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of the Agent or the Borrower, as the case may be, it is not practicable to do so in the circumstances; and

(iv) any person with the consent of the relevant Lender.

35.2 Related obligations

(a) The Agent and the Borrower acknowledge that each Funding Rate is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Agent and the Borrower undertake not to use any Funding Rate for any unlawful purpose.

(b) The Agent and the Borrower agree (to the extent permitted by law and regulation) to inform the relevant Lender:

(i) of the circumstances of any disclosure made pursuant to paragraph (c)(ii) of Clause 35.1 (Confidentiality and disclosure) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(ii) upon becoming aware that any information has been disclosed in breach of this Clause 35.

35.3 No Event of Default

No Event of Default will occur under Clause 21.3 (Other obligations) by reason only of the Borrower’s failure to comply with this Clause 35.

36. COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

SECTION 11 GOVERNING LAW AND ENFORCEMENT

37. GOVERNING LAW

This Agreement is governed by the laws of Hong Kong.

38. ENFORCEMENT

38.1 Jurisdiction of Hong Kong courts

(a) The courts of Hong Kong have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including any dispute regarding the existence, validity or termination of this Agreement) (a "Dispute").

(b) The Parties agree that the courts of Hong Kong are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

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(c) Notwithstanding paragraphs (a) and (b) above, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

38.2 Waiver of immunities

The Borrower irrevocably waives, to the extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from:

(a) suit;

(b) jurisdiction of any court;

(c) relief by way of injunction or order for specific performance or recovery of property;

(d) attachment of its assets (whether before or after judgment); and

(e) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any proceedings in the courts of any jurisdiction (and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any immunity in any such proceedings).

39. CONTRACTUAL RECOGNITION OF BAIL-IN

Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a) any Bail-In Action in relation to any such liability, including:

(i) a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii) a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii) a cancellation of any such liability; and

(b) a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

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SCHEDULE 1 THE LENDERS AS AT THE AMENDMENT DEED EFFECTIVE DATE

Name of Lenders at the Amendment Deed Effective Date	Commitment (US$)
THE HONGKONG AND	90,000,000

SHANGHAI BANKING

CORPORATION

LIMITED

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SCHEDULE 2 CONDITIONS PRECEDENT

1. Borrower

(a) A copy of the constitutional documents of the Borrower.

(b) A copy of a resolution of the board of directors of the Borrower:

(i) approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it executes, delivers and performs the Finance Documents to which it is a party;

(ii) authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(iii) authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

(c) A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

(e) A certificate the Borrower (signed by a director) confirming that borrowing, or securing, as appropriate, the Total Commitments would not cause any borrowing or securing or similar limit binding on it to be exceeded.

(f) A certificate of an authorised signatory of the Borrower certifying that each copy document relating to it specified in this Part I of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2. Legal opinions

A legal opinion in relation to Hong Kong law from King & Wood Mallesons addressed to the Arranger, the Agent, the Security Agent, the Original Lenders and any New Lender who becomes a Lender as part of syndication within 90 days of the date of this Agreement, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

3. Other documents and evidence

(a) A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document. (b) The Original Financial Statements of the Borrower.

(c) Evidence that the fees, costs and expenses then due from the Borrower pursuant to Clause 11 (Fees) and Clause 16 (Costs and Expenses) have been paid or will be paid by the first Utilisation Date.

(d) The Monthly Report for December 2020.

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(e) Evidence that the Approved Valuer appointed by the Agent has accepted its appointment.

(f) Evidence that the Borrower has no Financial Indebtedness other than as permitted by the Finance Documents or as agreed with the Lender acting reasonably (including, but not limited to, as agreed in respect of intercompany debt).

(g) A letter confirming the satisfaction or otherwise of the conditions precedent herein from King & Wood Mallesons.

(h) A certificate from the Parent confirming the Consolidated Leverage Ratio as at 31 December 2020.

4. Security and other Finance Documents

(a) An original of each Finance Document duly executed by the parties thereto, including an original of the following Transaction Security Documents executed by the Borrower.

Name of security provider	Transaction Security Document
Borrower	Debenture

(b) An original letter of awareness of the Parent.

(c) All notices and acknowledgements, if any, required to be provided under the Transaction Security Documents.

(d) The Security Agent’s security interest created under each Transaction Security Document has been perfected (including by registration on the relevant register in each relevant jurisdiction).

SCHEDULE 3 UTILISATION REQUEST

From: Diodes Hong Kong Limited

To: [Agent]

Dated:

Diodes Hong Kong Limited – US$[●]m Facility Agreement dated [●] 2021 (the "Facility Agreement")

1. We refer to the Facility Agreement. This is a Utilisation Request. Terms defined in the Facility Agreement shall have the same meaning in this Utilisation Request.

2. We wish to borrow a Loan on the following terms:

Proposed Utilisation Date: [●] (or, if that is not a Business Day, the next Business Day)

Currency of Loan: USD

Amount: [●] or, if less, the Available Facility

[First] Interest Period: [●]

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3. We confirm that each condition specified in Clause 4.2 (Further conditions precedent) of the Facility Agreement is satisfied on the date of this Utilisation Request.

4. This Loan is to be made for the purpose of [●].

5. This Loan is to be paid to the DHK Multi-Currency Account as follows:

Account Name: Diodes Hong Kong Limited

Bank Name: The Hongkong and Shanghai Banking Corporation Limited

Account Number: 741-176523-838 (Multi-Currency Account)

Swift Code: HSBCHKHHHKH

Bank Address: 1 Queen’s Road, Central, Hong Kong

6. This Utilisation Request is irrevocable.

Yours faithfully

………………………………… authorised signatory for

Diodes Hong Kong Limited

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SCHEDULE 4 FORM OF TRANSFER CERTIFICATE

To: [ ] as Agent

From: [the Existing Lender] (the "Existing Lender") and [the New Lender] (the "New Lender") Dated:

Diodes Hong Kong Limited – US$[●]m Facility Agreement dated [●] 2021 (the "Facility Agreement")

1. We refer to Clause 22.5 (Procedure for transfer) of the Facility Agreement. This is a Transfer Certificate. Terms used in the Facility Agreement shall have the same meaning in this Transfer Certificate.

2. The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation, and in accordance with Clause 22.5 (Procedure for transfer) of the Facility Agreement, all of the Existing Lender's rights and obligations under the Facility Agreement and the other Finance Documents which relate to that portion of the Existing Lender's Commitment(s) and participations in Loans under the Facility Agreement as specified in the Schedule.

3. The proposed Transfer Date is [●].

4. The Facility Office and address, fax number and attention particulars for notices of the New Lender for the purposes of Clause 29.2 (Addresses) of the Facility Agreement are set out in the Schedule.

5. The New Lender expressly acknowledges:

(a) the limitations on the Existing Lender's obligations set out in paragraphs (a) and (c) of Clause 22.4 (Limitation of responsibility of Existing Lenders) of the Facility Agreement; and

(b) that it is the responsibility of the New Lender to ascertain whether any document is required or any formality or other condition requires to be satisfied to effect or perfect the transfer contemplated by this Transfer Certificate or otherwise to enable the New Lender to enjoy the full benefit of each Finance Document.

6. The New Lender confirms that it is a "New Lender" within the meaning of Clause 22.1 (Assignments and transfers by the Lenders) of the Facility Agreement.

7. This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

8. This Transfer Certificate is governed by the laws of Hong Kong.

9. This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.

Note: The execution of this Transfer Certificate may not transfer a proportionate share of the Existing Lender's interest in the Transaction Security in all jurisdictions. It

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is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to be satisfied to effect or perfect a transfer of such a share in the Existing Lender's Transaction Security in any jurisdiction (or otherwise give the New Lender full enjoyment of all the Finance Documents) and, if so, to arrange for execution of those documents and completion of those formalities.

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THE SCHEDULE

Commitment/rights and obligations to be transferred

[Insert relevant details]

[Facility office address, fax number and attention details for notices and account details for payments]

[the Existing Lender] [the New Lender]

By: By:

This Transfer Certificate is executed by the Agent and the Transfer Date is confirmed as

[ ].

[the Agent] By:

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SCHEDULE 5 FORM OF ASSIGNMENT AGREEMENT

To: [[Agent] as Agent, Diodes Hong Kong Limited as Borrower

From: [the Existing Lender] (the "Existing Lender") and [the New Lender] (the "New Lender")

Dated: [insert date]

Diodes Hong Kong Limited – US$[●]m Facility Agreement dated [●] 2021 (the "Facility Agreement")

1. We refer to the Facility Agreement. This is an Assignment Agreement. Terms defined in the Facility Agreement have the same meaning in this Assignment Agreement unless given a different meaning in this Assignment Agreement.

2. We refer to Clause 22.6 (Procedure for assignment) of the Facility Agreement:

(a) The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Facility Agreement and the other Finance Documents which relate to that portion of the Existing Lender's Commitment(s) and participations in Loans under the Facility Agreement as specified in the Schedule.

(b) The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender's Commitment(s) and participations in Loans under the Facility Agreement specified in the Schedule.

(c) The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.

3. The proposed Transfer Date is [●].

4. On the Transfer Date, the New Lender becomes Party to the Finance Documents as a Lender.

5. The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 29.2 (Addresses) of the Facility Agreement are set out in the Schedule.

6. The New Lender expressly acknowledges:

(a) the limitations on the Existing Lender's obligations set out in paragraphs (a) and (c) of Clause 22.4 (Limitation of responsibility of Existing Lenders) of the Facility Agreement; and

(b) that it is the responsibility of the New Lender to ascertain whether any document is required or any formality or other condition requires to be satisfied to effect or perfect the transfer contemplated by this Assignment Agreement or otherwise to enable the New Lender to enjoy the full benefit of each Finance Document.

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7. The New Lender confirms that it is a "New Lender" within the meaning of Clause 22.1 (Assignments and transfers by the Lenders) of the Facility Agreement.

8. This Assignment Agreement acts as notice to the Agent (on behalf of each Finance Party) and, upon delivery in accordance with Clause 22.7 (Copy of Transfer Certificate or Assignment Agreement to Borrower ) of the Facility Agreement, to the Borrower of the assignment referred to in this Assignment Agreement.

9. This Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Assignment Agreement.

10. This Assignment Agreement is governed by the laws of Hong Kong.

11. This Assignment Agreement has been entered into on the date stated at the beginning of this Assignment Agreement.

Note: It is the New Lender's responsibility to ascertain whether any other document is required, or any formality or other condition is required to be satisfied, to effect or perfect the transfer contemplated in this Assignment Agreement or to give the New Lender full enjoyment of all the Finance Documents.

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THE SCHEDULE

Rights to be assigned and obligations to be released and undertaken

[Insert relevant details]

[Facility office address, fax number and attention details for notices and account details for payments]

[Existing Lender]	[New Lender]

By:	By:

This Assignment Agreement is accepted by the Agent and the Transfer Date is confirmed as [●].

Signature of this Assignment Agreement by the Agent constitutes confirmation by the Agent of receipt of notice of the assignment referred to herein, which notice the Agent receives on behalf of each Finance Party.

[Agent]

By:

SCHEDULE 6 NOT USED

EXECUTION PAGES

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